Exhibit 17(a)

     As filed with the Securities and Exchange Commission on July 25, 2002

                                                              File No. 333-47971
                                                              File No. 811-08699

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                   FORM N-1A

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                                                             |x|

                          Pre-Effective Amendment No.
                                                                             | |
                         Post-Effective Amendment No. 6
                                                                             |x|
                                     and/or
        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                                                             |x|
                                                                             |x|

                                Amendment No. 8
                        (Check appropriate box or boxes)

                               -----------------

                    Merrill Lynch U.S. High Yield Fund, Inc.
               (Exact Name of Registrant as Specified in Charter)

                               -----------------

              800 Scudders Mill Road, Plainsboro, New Jersey 08536
                    (Address of Principal Executive Offices)

      Registrant's Telephone Number, including Area Code: (609) 282-2800

                               -----------------

                                 Terry K. Glenn
                    Merrill Lynch U.S. High Yield Fund, Inc.
                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536
       Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)

                               -----------------

                                   Copies to:

   Counsel for the Company:                     Philip L. Kirstein, Esq.
 Leonard B. Mackey, Jr., Esq.                 FUND ASSET MANAGEMENT, L.P.
CLIFFORD CHANCE ROGERS & WELLS LLP                    P.O. Box 9011
       200 Park Avenue                      Princeton, New Jersey 08543-9011
   New York, New York 10166

                               -----------------
It is proposed that this filing will become effective (check appropriate box):

          |x| immediately upon filing pursuant to paragraph (b)
          | | on (date) pursuant to paragraph (b)
          | | 60 days after filing pursuant to paragraph (a)
          | | on (date) pursuant to paragraph (a)(i)
          | | 75 days after filing pursuant to paragraph (a)(ii)
          | | on (date) pursuant to paragraph (a)(ii) of Rule 485.

If appropriate, check the following box:

          | | this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

                               -----------------

        Title of Securities Being Registered: Shares of Common Stock,
                    Class A, Class B, Class C, and Class D.

==============================================================================

[LOGO] Merrill Lynch   Investment Managers                     www.mlim.ml.com

Prospectus

July 25, 2002

Merrill Lynch U.S. High Yield Fund, Inc.


This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

                                                                          PAGE

[LOGO]    KEY FACTS
          --------------------------------------------------------------------
          Merrill Lynch U.S. High Yield Fund at a Glance                     3
          ----------------------------------------------
          Risk/Return Bar Chart                                              5
          ---------------------
          Fees and Expenses                                                  6
          -----------------


[LOGO]    DETAILS ABOUT THE FUND
          --------------------------------------------------------------------
          How the Fund Invests                                               9
          --------------------
          Investment Risks                                                  11
          ----------------


[LOGO]    YOUR ACCOUNT
          --------------------------------------------------------------------
          Merrill Lynch Select Pricing(SM) System                           18
          ---------------------------- --  ------
          How to Buy, Sell, Transfer and Exchange Shares                    24
          ----------------------------------------------
          Participation in Fee-Based Programs                               29
          -----------------------------------


[LOGO]    MANAGEMENT OF THE FUND
          --------------------------------------------------------------------
          Fund Asset Management                                             31
          ---------------------
          Master/Feeder Structure                                           31
          -----------------------
          Financial Highlights                                              33
          --------------------


[LOGO]    FOR MORE INFORMATION
          --------------------------------------------------------------------
          Shareholder Reports                                       Back Cover
          -------------------
          Statement of Additional Information                       Back Cover
          -----------------------------------


                   MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

[LOGO]


Key Facts



In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Fixed Income Securities -- securities that pay a fixed rate of interest or a fixed dividend.

Corporate Bonds and Notes -- fixed income debt securities issued by corporations, as distinct from securities issued by a government or its agencies or instrumentalities.

Convertible Securities -- fixed income securities, such as corporate bonds or preferred stock, that are exchangeable for shares of common stock of the issuer or another company.

Preferred Stock -- class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets.


MERRILL LYNCH U.S. HIGH YIELD FUND AT A GLANCE
==============================================================================


What are the Fund's investment objectives?
The primary investment objective of the Fund is to obtain current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective.

What are the Fund's main investment strategies?
The Fund looks for securities that pay interest or dividends. The Fund may also seek growth of capital by looking for investments that will increase in value. However, the Fund's investments emphasize current income more than growth of capital.

The Fund invests primarily in a diversified portfolio of fixed income securities, such as corporate bonds and notes, convertible securities and preferred stock that are rated in the lower rating categories of the recognized rating agencies (Baa or lower by Moody's Investors Service, Inc. ("Moody's") or BBB or lower by Standard & Poor's ("S&P")) or in unrated securities that Fund management believes are of comparable quality. Securities rated below Baa by Moody's or below BBB by S&P are commonly known as "junk bonds." Under normal market conditions, the Fund invests at least 80% of its net assets in below investment grade fixed income securities and at least 80% of its net assets in fixed income securities issued by U.S. companies. In determining which fixed income securities the Fund will invest in, Fund management, in addition to considering ratings, will conduct its own independent credit analysis of the issuers of the securities. For this purpose, Fund management will consider a number of factors, including the financial condition of the issuer, its cash flow and borrowing needs, the value of its assets and the strength of its management. Fund management will also consider general business conditions, including expected changes in the general economy and interest rates and the economic outlook for specific industries. The Fund may invest in fixed income securities of any maturity or duration.

We cannot guarantee that the Fund will achieve its objectives.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                   3

[LOGO]


The Fund is a feeder fund that invests all of its assets in Master U.S. High Yield Trust (the "Trust"). The Trust has the same investment objectives as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, except where otherwise indicated, this Prospectus uses the term "Fund" to include the Trust.

What are the main risks of investing in the Fund?
As with any fund, the value of the Fund's investments -- and therefore the value of Fund shares -- may fluctuate. These changes may occur in response to interest rate changes or in response to other factors that may affect a particular issuer or obligation. Generally, when interest rates go up, the value of fixed income instruments goes down. Also, Fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. The Fund should be considered a high risk investment because it invests primarily in junk bonds. Investing in junk bonds is riskier than investing in higher quality fixed income securities -- price fluctuations may be larger and more frequent, and there is a greater level of credit risk (that is the risk of losing income or principal). If the value of the Fund's investments goes down, you may lose money.

Who should invest?
The Fund may be an appropriate investment for you if you:

     o Are willing to accept non-investment grade credit risk and the possibility that the value of your investment may decline over certain periods in order to seek current income and, secondarily, capital appreciation

     o Want a professionally managed and diversified portfolio without the administrative burdens of direct investments in corporate bonds and other fixed income securities


4                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

RISK/RETURN BAR CHART
--------------------------------------------------------------------------------


The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund's performance for Class B shares for each completed calendar year since the Fund's inception, which, for periods prior to September 1, 2000, was prior to its change to a "master/feeder" structure. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The bar chart shows the performance of Class B shares rather than Class A shares because Class B shares are more widely available to investors. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the CSFB High Yield Index. How the Fund performed in the past (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.



                              [GRAPHIC OMITTED]



During the period shown in the bar chart, the highest return for a quarter was 5.95% (quarter ended March 31, 2001) and the lowest return for a quarter was -10.77% (quarter ended December 31, 2000). The Fund's year-to-date return as of June 30, 2002 was -1.00%.

After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured. The after-tax returns do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.

Average Annual Total Returns*
(for the periods ended December 31, 2001)               One Year   Life of Fund+
--------------------------------------------------------------------------------
U.S. High Yield Fund -- Class A
 Return before taxes                                     (2.33)%      (3.89)%
--------------------------------------------------------------------------------
U.S. High Yield Fund -- Class B
  Return before taxes                                    (2.67)%      (3.79)%
  Return after taxes on distributions                    (6.68)%      (7.36)%
 Return after taxes on distributions and sale of Fund
 Shares                                                  (1.56)%      (4.48)%
--------------------------------------------------------------------------------
U.S. High Yield Fund -- Class C
  Return before taxes                                    (0.00)%      (3.36)%
--------------------------------------------------------------------------------
U.S. High Yield Fund -- Class D
  Return before taxes                                    (2.57)%      (4.13)%
--------------------------------------------------------------------------------
CSFB High Yield Index**                                    5.80%        0.02%++
--------------------------------------------------------------------------------
 *Includes all applicable fees and sales charges.
**This unmanaged market-weighted Index mirrors the high yield debt markets of securities rated BBB or lower. Performance does not reflect the deduction of any fees, expenses or taxes. Past performance is not predictive of future performance.
+ Inception date is May 1, 1998.
++Since May 31, 1998.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                   5

[LOGO]


UNDERSTANDING EXPENSES
Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses that the Fund may charge:

Expenses paid directly by the shareholder:
Shareholder Fees -- these include sales charges that you may pay when you buy or sell shares of the Fund.

Expenses paid indirectly by the shareholder:
Annual Fund Operating Expenses -- expenses that cover the costs of operating the Fund.

Management Fee -- a fee paid to the Manager for managing the Fund.

Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating Financial Advisors and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

Administrative Fees -- Fees paid to the Administrator for providing administrative services to the Fund.


FEES AND EXPENSES
--------------------------------------------------------------------------------


The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your Merrill Lynch Financial Advisor can help you with this decision.

This table shows the different fees and expenses that you may pay if you buy and hold the different classes of shares of the Fund. The total investment advisory and administrative fee rates charged to a shareholder's account are the same in the "master/feeder" structure as they were in the past. Under the master/feeder structure, however, the fees are divided between the Trust, which pays the investment advisory fee, and the Fund, which pays the administrative fee. Future expenses may be greater or less than those indicated below.

Shareholder Fees (fees paid directly from your investment)(a):                            Class A    Class B(b)  Class C   Class D
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases (as a percentage of offering price)      4.00%(c)     None       None     4.00%(c)
------------------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase
price or redemption proceeds, whichever is lower)                                         None(d)      4.0%(c)    1.0%(c)  None(d)
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on Dividend Reinvestments                             None         None       None     None
------------------------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                                            None         None       None     None
------------------------------------------------------------------------------------------------------------------------------------
Exchange Fee                                                                              None         None       None     None
------------------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)(e):
------------------------------------------------------------------------------------------------------------------------------------
Management Fee(f)                                                                         0.35%        0.35%      0.35%    0.35%
------------------------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fees(g)                                               None         0.75%      0.80%    0.25%
------------------------------------------------------------------------------------------------------------------------------------
Other Expenses (including transfer agency fees)(h)(i)                                     0.46%        0.48%      0.48%    0.46%
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                                      0.81%        1.58%      1.63%    1.06%
------------------------------------------------------------------------------------------------------------------------------------

(a)In addition, Merrill Lynch may charge clients a processing fee (currently $5.35) when a client buys or redeems shares. See "Your Account -- How to Buy, Sell, Transfer and Exchange Shares."
(b)Class B shares automatically convert to Class D shares approximately ten years after you buy them and will no longer be subject to distribution fees.
(c)Some investors may qualify for reductions or waivers in the sales charge
   (load).
(d)You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
                                         (footnotes continued on following page)


6                 MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

(footnotes continued from previous page)

(e)The fees and expenses shown in the table and the examples that follow include both the expenses of the Fund and the Fund's share of expenses of the Trust.
(f)Paid by the Trust.
(g)The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.
(h)Financial Data Services, Inc., an affiliate of the Manager, provides transfer agency services to the Fund. The Fund pays a fee for these services. The Manager or its affiliates also provide certain accounting services to the Fund and the Trust. The Fund and the Trust reimburse the Manager or its affiliates for such services.
(i)Includes administrative fees, which are payable to the Manager by the Fund at the annual rate of 0.25% of the Fund's average daily net assets.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                   7

[LOGO]




Examples:

The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

                               1 Year  3 Years   5 Years   10 Years
-------------------------------------------------------------------
Class A                          $479     $648      $832     $1,362
-------------------------------------------------------------------
Class B                          $561     $699      $860     $1,878
-------------------------------------------------------------------
Class C                          $266     $514      $887     $1,933
-------------------------------------------------------------------
Class D                          $504     $724      $961     $1,642
-------------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                               1 Year  3 Years   5 Years   10 Years
-------------------------------------------------------------------
Class A                          $479     $648      $832     $1,362
-------------------------------------------------------------------
Class B                          $161     $499      $860     $1,878
-------------------------------------------------------------------
Class C                          $166     $514      $887     $1,933
-------------------------------------------------------------------
Class D                          $504     $724      $961     $1,642
-------------------------------------------------------------------


8                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

[LOGO]


Details About the Fund





Distressed Securities -- securities, including corporate loans, that are subject to bankruptcy proceedings or are in default or at risk of being in default at the time they are acquired.

HOW THE FUND INVESTS
--------------------------------------------------------------------------------

The Fund's primary objective is current income. The Fund also seeks growth of capital when consistent with its primary objective of current income.

The Fund invests primarily in a diversified portfolio of fixed income securities, such as corporate bonds and notes, convertible securities and preferred stock. The Fund normally expects to invest over 90% of its assets in fixed income securities, and will, under normal market conditions invest at least 80% of its net assets in fixed income securities that are rated in the lower rating categories of the established rating services (below Baa by Moody's or below BBB by S&P) or in unrated securities that Fund management believes are of comparable quality and at least 80% of its net assets in fixed income securities issued by U.S. companies. Securities rated below investment grade are commonly called "junk bonds." The Fund may invest up to 100% of its assets in junk bonds. Although junk bonds generally have higher yields than higher-rated securities, they are high risk investments that may not pay interest or return principal as scheduled. The Fund may buy higher-rated securities when Fund management believes the Fund can achieve a substantial reduction in risk of loss with only a relatively small decrease in yield.

The Fund considers a company to be a U.S. company if:

     o  It is legally organized in the United States, or

     o The primary trading market for its securities is located in the United States, or

     o At least 50% of the company's (and its subsidiaries') non-current assets, capitalization, gross revenues or profits have been located in the United States during one of the last two fiscal years

Under this definition, a "foreign" company (a company organized or trading outside the United States, or with substantial operations outside the United States) may be considered a U.S. company.

Other than with respect to distressed securities, the Fund does not intend to invest in securities in the lowest rating categories (Ca or below for Moody's and CC or below for S&P) unless Fund management's own credit analysis suggests that the issuer of the security has a stronger credit standing than suggested by the ratings.

Under unusual market or economic conditions, the Fund may, for temporary defensive purposes, invest up to 100% of its assets in U.S. Government.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                   9

[LOGO] Details About the Fund


ABOUT THE PORTFOLIO MANAGER
B. Daniel Evans has been the Fund's portfolio manager since 2001. Mr. Evans has been a Director of Merrill Lynch Investment Managers since 2000 and was a Vice President from 1995 to 2000. He has been a portfolio manager since 2001.

ABOUT THE MANAGER
The Fund is managed by Fund Asset Management.


Corporate Loans -- loans made by commercial banks and other financial institutions to corporate borrowers.


securities, certificates of deposit, bankers' acceptances, commercial paper rated in the highest rating category by a recognized rating service, cash or other high quality fixed income securities that Fund management believes are consistent with a defensive posture. The yield on such securities may be lower than the yield on lower-rated fixed income securities. Temporary defensive positions may limit the ability for the Fund to achieve its investment objective and inhibit any potential increase in the value of your Fund shares.

Fund management considers the ratings assigned by rating agencies as one factor in performing its own independent credit analysis. The Fund's ability to achieve its stated investment objective and goals depends to a greater extent on independent credit analysis than funds that invest in higher-rated securities. To analyze a security, Fund management looks at both the issuer and at general business conditions.

With respect to the issuer, Fund management looks at, among other things:

     o  Financial condition

     o  Cash flow and borrowing needs

     o Whether the company has attracted reputable equity investors or sponsors

     o  Value of assets

     o  Management strength

     o  Ability to respond to changes in business conditions

     o  Results of operations

     o Visibility in the market, because securities of companies that are less well known may be less liquid

Fund management also looks at general business conditions, including:

     o  Expected changes in the general economy and interest rates

     o  Economic outlook for specific industries

     o  Availability of new investment opportunities

The Fund will sell a portfolio security if, in the judgment of Fund management, the security appears to be overvalued relative to its credit quality, if a new issue offers greater yield and better value, or if the security has limited call protection and another security offers better call protection.

The Fund may also lend its portfolio securities.

10                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

Other Strategies
The Fund may also invest up to:

     o  15% of its assets in secondary market purchases of corporate loans

     o  10% of its assets in distressed securities

     o  10% of its assets in foreign securities

The Fund does not intend to invest in common stock or other equity securities other than preferred stock and convertible securities. However, the Fund may acquire and hold equity securities (or rights to acquire such securities) offered as part of a unit in conjunction with fixed income securities or in connection with an amendment, waiver, conversion or exchange of fixed income securities, in connection with the bankruptcy or workout of a distressed fixed income security, or upon the exercise of a right or warrant obtained on account of a fixed income security.

The debt securities in which the Fund may invest include credit linked notes, structured notes or other instruments evidencing interests in special purpose vehicles, trusts or other entities that hold or represent interests in debt securities.

The Fund will limit its investments in foreign securities to issuers, a majority of whose assets, or whose executive offices, are located in a country that is a member of the Organization For Economic Co-operation and Development.

The Fund may, to a limited extent, purchase or sell certain derivative securities, including forward contracts, futures contracts and options thereon, indexed securities, interest rate swaps and credit default swaps, either for hedging purposes, including anticipatory hedges, or to seek to increase the Fund's return. The Fund may also, to a limited extent, purchase or sell options on debt securities -- either for hedging purposes or for non-hedging purposes intended to increase the Fund's return.

INVESTMENT RISKS
--------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  11

[LOGO] Details About the Fund


Market Risk and Selection Risk -- Market risk is the risk that the stock or bond markets will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Credit Risk -- Credit risk is the risk that the issuer of debt securities will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Junk bonds are more exposed to credit risk than are investment grade bonds.

Interest Rate Risk -- Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Junk Bonds -- Although junk bonds generally pay higher rates of interest than investment grade bonds, these are high risk investments that may cause income and principal losses for the Fund. The major risks in junk bond investments include:

     o Junk bonds may be issued by less creditworthy companies. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer's industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

     o Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If the issuer redeems junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.


12                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

     o Junk bonds may be less liquid than higher rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund's securities than in the case with securities trading in a more liquid market.

     o The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Borrowing and Leverage -- The Fund may borrow to meet redemptions or for other lawful purposes, other than leverage. Borrowing may exaggerate changes in the net asset value of the Fund's shares and in the return on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund's return. Certain securities that the Fund buys may create leverage including, for example, derivatives, when issued securities, forward commitments and options. The use of investments that create leverage subjects the Fund to the risk that relatively small market movements may result in large changes in the value of an investment and may result in losses that greatly exceed the amount invested.

The Fund also may be subject to the risks associated with the following investment strategies:

Corporate Loans -- Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates or the prime rates of U.S. banks or the London Interbank Offered Rate ("LIBOR"). As a result, the value of corporate loan investments generally is less responsive than fixed rate notes or bonds to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate." The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. By investing in a corporate loan, the Fund becomes a member of the syndicate. If the agent develops financial problems, the Fund may not recover its investment.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  13

[LOGO] Details About the Fund


The corporate loans in which the Fund invests can be expected to provide higher yields than bonds and notes that have investment grade ratings, but may be subject to greater risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans, and when there is collateral, the value of the collateral may not completely cover the borrower's obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund's rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive any interest during the delay.

Distressed Securities -- The Fund may invest in distressed securities. Distressed securities are speculative and involve substantial risks. Generally, the Fund will invest in distressed securities when Fund management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Fund will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The Fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange may be subject to restrictions or resale.

Illiquid and Restricted Securities -- The Fund may invest up to 15% of its assets in illiquid securities that it cannot easily sell within seven days at current value, or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Convertibles -- Convertibles are generally debt securities or preferred stocks that may be converted into common stock. The issuer of the convertible may be the same as or different from the issuer of the underlying common stock. Convertible debt securities typically pay current interest. The market may value a convertible based in part on this stream of current income payments and in part on the value of the underlying common stock. The value of a convertible may react to market interest rates similarly to the value of regular debt securities: if market interest rates rise, the value of a convertible usually falls. Because it is convertible into common stock, the convertible also has the same types of market and issuer risk as the value of the underlying common stock.

14                 MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

Foreign Market Risk -- The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments.

     o The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

     o The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

     o Foreign holdings may be adversely affected by foreign government action

     o International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

Derivatives -- The Fund may use derivatives. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index such as the S&P 500. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

     o Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

     o Credit Risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

     o Currency Risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

     o Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  15

[LOGO] Details About the Fund


Swap Agreements -- Swap agreements involve the risk that the party with whom the Fund has entered into the swap will default on its obligation to pay the Fund. Swap agreements also involve the risk that the Fund will be unable to meet its obligation to the other party.

Repurchase Agreements -- The Fund may invest in obligations that are subject to repurchase agreements with any member bank of the Federal Reserve System or primary dealer in U.S. Treasury Securities. The bank or dealer agrees to repurchase the security from the Fund at a set time and price, which sets the yield. If the bank or dealer defaults, the Fund may suffer time delays and incur costs and possible losses.

When Issued Securities, Delayed-Delivery Securities and Forward Commitments -- When issued and delayed-delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

Stand by Commitment Agreements -- The Fund may enter into standby commitment agreements. These agreements commit the Fund, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. The Fund will limit its investment in standby commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Fund segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

Securities Lending -- The Fund may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower to which the Fund has loaned securities may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in


16                 MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  17

[LOGO]


Your Account



MERRILL LYNCH SELECT PRICING (SM) SYSTEM


The Fund offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class A or Class D shares, you pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Manager, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to a distribution fee of 0.50% for Class B shares and 0.55% for Class C shares and an account maintenance fee of 0.25% for both classes of shares. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.


18                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.

                           Class A                    Class B                   Class C                   Class D
------------------------------------------------------------------------------------------------------------------------------------
Availability?              Limited to certain         Generally available       Generally available       Generally available
                           investors including:       through Merrill Lynch.    through Merrill Lynch.    through Merrill Lynch.
                           o Current Class A          Limited availability      Limited availability      Limited availability
                           shareholders               through selected          through selected          through selected
                           o Certain Retirement       securities dealers and    securities dealers and    securities dealers and
                           Plans                      other financial           other financial           other financial
                           o Participants in certain  intermediaries.           intermediaries.           intermediaries.
                           Merrill Lynch-sponsored
                           programs
                           o Certain affiliates of
                           Merrill Lynch, selected
                           securities dealers and
                           other financial
                           intermediaries
------------------------------------------------------------------------------------------------------------------------------------
Initial Sales              Yes. Payable at time of    No. Entire purchase price No. Entire purchase price Yes. Payable at time of
Charge?                    purchase. Lower sales      is invested in shares of  is invested in shares of  purchase. Lower sales
                           charges available for      the Fund.                 the Fund.                 charges available for
                           larger investments.                                                            larger investments.
------------------------------------------------------------------------------------------------------------------------------------
Deferred Sales Charge?     No. (May be charged for    Yes. Payable if you       Yes. Payable if           No. (May be charged for
                           purchases over $1 million  redeem within four        you redeem within one     purchases over $1 million
                           that are redeemed within   years of purchase.        year of purchase.         that are redeemed within
                           one year.)                                                                     one year.)
------------------------------------------------------------------------------------------------------------------------------------
Account Maintenance and    No.                        0.25% Account Maintenance 0.25% Account Maintenance 0.25% Account Maintenance
Distribution Fees?                                    Fee 0.50% Distribution    Fee 0.55% Distribution    Fee No Distribution Fee.
                                                      Fee. Fee.
------------------------------------------------------------------------------------------------------------------------------------
Conversion to              No.                        Yes, automatically after  No.                       N/A
Class D shares?                                       approximately ten years.
------------------------------------------------------------------------------------------------------------------------------------


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  19

[LOGO] Your Account


Right of Accumulation -- permits you to pay the sales charge that would apply to the cost or value (whichever is higher) of all shares you own in the Merrill Lynch mutual funds that offer Select Pricing(SM) options.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Merrill Lynch Select Pricing(SM) System funds that you agree to buy within a 13 month period. Certain restrictions apply.



Class A and Class D Shares -- Initial Sales Charge Options
If you select Class
A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.

                                                                                      Dealer Compensation as a % of
Your Investment                  As a % of Offering Price  As a % of Your Investment*         Offering Price
-------------------------------------------------------------------------------------------------------------------
Less than $25,000                            4.00%                    4.17%                        3.75%
-------------------------------------------------------------------------------------------------------------------
$25,000 but less than $50,000                3.75%                    3.90%                        3.50%
-------------------------------------------------------------------------------------------------------------------
$50,000 but less than $100,000               3.25%                    3.36%                        3.00%
-------------------------------------------------------------------------------------------------------------------
$100,000 but less than $250,000              2.50%                    2.56%                        2.25%
-------------------------------------------------------------------------------------------------------------------
$250,000 but less than $1,000,000            1.50%                    1.52%                        1.25%
-------------------------------------------------------------------------------------------------------------------
$1,000,000 and over**                        0.00%                    0.00%                        0.00%
-------------------------------------------------------------------------------------------------------------------

 *Rounded to the nearest one-hundredth percent.
**If you invest $1,000,000 or more in Class A or Class D shares, you may not pay an initial sales charge. In that case, the Manager compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer-sponsored retirement or savings plans.

No initial sales charge applies to Class A or Class D shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class A or Class D shares may apply for:
     o  Purchases under a Right of Accumulation or Letter of Intent
     o  Merrill Lynch Blueprint(SM) Program participants
     o  TMA(SM) Managed Trusts
     o  Certain Merrill Lynch investment or central asset accounts
     o  Certain employer-sponsored retirement or savings plans
     o Purchases using proceeds from the sale of certain Merrill Lynch closed-end funds under certain circumstances


20                 MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

     o Certain investors, including directors or trustees of Merrill Lynch mutual funds and Merrill Lynch employees
     o Certain fee-based programs of Merrill Lynch and other financial intermediaries that have agreements with the Distributor or its affiliates

Only certain investors are eligible to buy Class A shares. Your Merrill Lynch Financial Advisor can help you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A shares since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.

If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary or the Fund's Transfer Agent at 1-800-MER-FUND.

Class B and Class C Shares -- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years after purchase or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.50% on Class B shares and 0.55% on Class C shares and account maintenance fees of 0.25% on both Class B and Class C shares each year under distribution plans that the Fund has adopted under Rule 12b-1 of the Investment Company Act of 1940. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  21

[LOGO] Your Account





Class B Shares

If you redeem Class B shares within four years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

Years Since Purchase            Sales Charge*
--------------------------------------------------------
0 - 1                                4.00%
--------------------------------------------------------
1 - 2                                3.00%
--------------------------------------------------------
2 - 3                                2.00%
--------------------------------------------------------
3 - 4                                1.00%
--------------------------------------------------------
4 and thereafter                     0.00%
--------------------------------------------------------

*The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

     o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

     o Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts and group plans participating in the Merrill Lynch Blueprint(SM) Program, and certain retirement plan rollovers

     o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Fund shares are held

     o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate

     o Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

22                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for Federal income tax purposes.

Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's ten year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of another fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares
If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relative to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  23

[LOGO] Your Account


HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
--------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

24                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

If You Want to        Your Choices                                Information Important for You to Know
-------------------------------------------------------------------------------------------------------------
Buy Shares            First, select the share class appropriate   Refer to the Merrill Lynch Select Pricing
                      for you                                     table on page 19. Be sure to read this
                                                                  Prospectus carefully.
                      ---------------------------------------------------------------------------------------
                      Next, determine the amount of your          The minimum initial for the Fund investment
                      investment                                  is $1,000 for all accounts except:

                                                                  o  $500 for Employee Access(SM) Accounts
                                                                  o  $250 for certain Merrill Lynch fee-based
                                                                     programs
                                                                  o  $100 for Merrill Lynch Blueprint(SM)
                                                                     Program
                                                                  o  $100 for retirement plans.

                                                                  (The minimums for initial investments may
                                                                  be waived under certain circumstances.)
                      ---------------------------------------------------------------------------------------
                      Have your Merrill Lynch Financial Advisor,  The price of your shares is based on the
                      selected securities dealer or other         next calculation of net asset value after
                      financial intermediary submit your          your order is placed. Any purchase orders
                      purchase order                              placed prior to the close of business on
                                                                  the New York Stock Exchange (generally 4:00
                                                                  p.m. Eastern time) will be priced at the net
                                                                  asset value determined that day. Certain
                                                                  financial intermediaries, however, may
                                                                  require submissions of orders prior to that
                                                                  time.

                                                                  Purchase orders placed after that time will
                                                                  be priced at the net asset value determined
                                                                  on the next business day. The Fund may
                                                                  reject any order to buy shares and may
                                                                  suspend the sale of shares at any time.
                                                                  Selected securities dealers or other
                                                                  financial intermediaries, including Merrill
                                                                  Lynch, may charge a processing fee to
                                                                  confirm a purchase. Merrill Lynch currently
                                                                  charges a fee of $5.35.

                      ----------------------------------------------------------------------------------------
                      Or contact the Transfer Agent               To purchase shares directly, call the
                                                                  Transfer Agent at 1-800-MER-FUND and
                                                                  request a purchase application. Mail the
                                                                  completed purchase application to the
                                                                  Transfer Agent at the address on the inside
                                                                  back cover of this Prospectus.
-------------------------------------------------------------------------------------------------------------
Add to Your           Purchase additional shares                  The minimum investment for additional
Investment                                                        purchases is generally $50 except that
                                                                  retirement plans have a minimum additional
                                                                  purchase of $1 and certain programs, such
                                                                  as automatic investment plans, may have
                                                                  higher minimums.

                                                                  (The minimums for additional purchases may
                                                                  be waived under certain circumstances.)
                      ---------------------------------------------------------------------------------------
                      Acquire additional shares through the       All dividends and capital gains
                      automatic dividend reinvestment plan        distributions are automatically reinvested
                                                                  without a sales charge.
                      ---------------------------------------------------------------------------------------
                      Participate in the automatic investment     You may invest a specific amount on a
                      plan                                        periodic basis through certain Merrill
                                                                  Lynch investment or central asset accounts.





--------------------------------------------------------------------------------


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  25





[LOGO] Your Account


If You Want to        Your Choices                                Information Important for You to Know
---------------------------------------------------------------------------------------------------------------
Transfer Shares to    Transfer to a participating                 You may transfer your Fund shares only to
Another Securities    securities dealer or other                  another securities dealer that has entered
Dealer or Other       financial intermediary                      into an agreement with the Distributor.
Financial                                                         Certain shareholder services may not be
Intermediary                                                      available for the transferred shares. You
                                                                  may only purchase additional shares of
                                                                  funds previously owned before the
                                                                  transfer. All future trading of these
                                                                  assets must be coordinated by the
                                                                  receiving firm.

                      ---------------------------------------------------------------------------------------
                      Transfer to a non-participating             You must either:
                      securities dealer or other                  o  Transfer your shares to an account
                      financial intermediary                         with the Transfer Agent; or
                                                                  o  Sell your shares, paying any applicable
                                                                     deferred sales charges.

--------------------------------------------------------------------------------------------------------------
Sell Your Shares      Have your Merrill Lynch                     The price of your shares is based on the
                      Financial Advisor, selected                 next calculation of net asset value after
                      securities dealer or other                  your order is placed. For your redemption
                      financial intermediary submit               order request to be priced at the net
                      your sales order                            asset value on the day of your request,
                                                                  you must submit your request to your
                                                                  dealer or other financial intermediary
                                                                  prior to that day's close of business on
                                                                  the New York Stock Exchange (generally
                                                                  4:00 p.m. Eastern time). Certain financial
                                                                  intermediaries, however, may require a
                                                                  submission of orders prior to that time.
                                                                  Any redemption request placed after that
                                                                  time will be priced at the net asset value
                                                                  at the close of business on the next
                                                                  business day.

                                                                  Securities dealers or other financial
                                                                  intermediaries, including Merrill Lynch,
                                                                  may charge a fee to process a redemption
                                                                  of shares. Merrill Lynch currently charges
                                                                  a fee of $5.35. No processing fee is
                                                                  charged if you redeem shares directly
                                                                  through the Transfer Agent.


                                                                  The Fund may reject an order to sell
                                                                  shares under certain circumstances.

                      ---------------------------------------------------------------------------------------
                      Sell through the Transfer Agent             You may sell shares held at the Transfer
                                                                  Agent by writing to the Transfer Agent at
                                                                  the address on the inside back cover of
                                                                  this prospectus. All shareholders on the
                                                                  account must sign the letter. A signature
                                                                  guarantee will generally be required but
                                                                  may be waived in certain limited
                                                                  circumstances. You can obtain a signature
                                                                  guarantee from a bank, securities dealer,
                                                                  securities broker, credit union, savings
                                                                  association, national securities exchange
                                                                  and registered securities association. A
                                                                  notary public seal will not be acceptable.
                                                                  If you hold stock certificates, return the
                                                                  certificates with the letter. The Transfer
                                                                  Agent will normally mail redemption
                                                                  proceeds within seven days following
                                                                  receipt of a properly completed request.
                                                                  If you make a redemption request before
                                                                  the Fund has collected payment for the
                                                                  purchase of shares, the Fund or the
                                                                  Transfer Agent may delay mailing your
                                                                  proceeds. This delay will usually not
                                                                  exceed ten days.

                                                                  If you hold share certificates, they must
                                                                  be delivered to the Transfer Agent before
                                                                  they can be converted. Check with the
                                                                  Transfer Agent or your Merrill Lynch
                                                                  Financial Advisor for details.

                                                                  You may also sell shares held at the
                                                                  Transfer Agent by telephone request if the
                                                                  amount being sold is less than $50,000 and
                                                                  if certain other conditions are met.
                                                                  Contact the Transfer Agent at
                                                                  1-800-MER-FUND for details.

---------------------------------------------------------------------------------------------------------------

26                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.





If You Want to            Your Choices                                Information Important for You to Know
---------------------------------------------------------------------------------------------------------------
Sell Shares           Participate in the Fund's                   You can choose to receive systematic
Systematically        Systematic Withdrawal Plan                  payments from your Fund account either by
                                                                  check or through direct deposit to your
                                                                  bank account on a monthly or quarterly
                                                                  basis. If you hold your Fund shares in a
                                                                  Merrill Lynch CMA (R) or Retirement Account
                                                                  you can arrange for systematic redemptions
                                                                  of a fixed dollar amount on a monthly,
                                                                  bi-monthly, quarterly, semi-annual or
                                                                  annual basis, subject to certain
                                                                  conditions. Under either method you must
                                                                  have dividends automatically reinvested.
                                                                  For Class B and Class C shares your total
                                                                  annual withdrawals cannot be more than 10%
                                                                  per year of the value of your shares at the
                                                                  time your plan is established. The deferred
                                                                  sales charge is waived for systematic
                                                                  redemptions. Ask your Merrill Lynch
                                                                  Financial Advisor or other financial
                                                                  intermediary for details.
--------------------------------------------------------------------------------------------------------------
Exchange Your         Select the fund into which you              You can exchange your shares of the Fund
Shares                want to exchange. Be sure to                for shares of many other Merrill Lynch
                      read that fund's prospectus                 mutual funds. You must have held the shares
                                                                  used in the exchange for at least 15
                                                                  calendar days before you can exchange to
                                                                  another fund.

                                                                  Each class of Fund shares is generally
                                                                  exchangeable for shares of the same class
                                                                  of another fund. If you own Class A shares
                                                                  and wish to exchange into a fund in which
                                                                  you have no Class A shares (and are not
                                                                  eligible to purchase Class A shares), you
                                                                  will exchange into Class D shares.

                                                                  Some of the Merrill Lynch mutual funds
                                                                  impose a different initial or deferred
                                                                  sales charge schedule. If you exchange
                                                                  Class A or Class D shares for shares of a
                                                                  fund with a higher initial sales charge
                                                                  than you originally paid, you will be
                                                                  charged the difference at the time of
                                                                  exchange. If you exchange Class B shares
                                                                  for shares of a fund with a different
                                                                  deferred sales charge schedule, the higher
                                                                  schedule will apply. The time you hold
                                                                  Class B or Class C shares in both funds
                                                                  will count when determining your holding
                                                                  period for calculating a deferred sales
                                                                  charge at redemption. If you exchange Class
                                                                  A or Class D shares for money market fund
                                                                  shares, you will receive Class A shares of
                                                                  Summit Cash Reserves Fund. Class B or Class
                                                                  C shares of the Fund will be exchanged for
                                                                  Class B shares of Summit.

                                                                  To exercise the exchange privilege contact
                                                                  your Merrill Lynch Financial Advisor or
                                                                  other financial intermediary or call the
                                                                  Transfer Agent at 1-800-MER-FUND.

                                                                  Although there is currently no limit on the
                                                                  number of exchanges that you can make, the
                                                                  exchange privilege may be modified or
                                                                  terminated at any time in the future.

---------------------------------------------------------------------------------------------------------------


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.      27

[LOGO] Your Account


Net Asset Value -- the market value of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.


Short term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.

HOW SHARES ARE PRICED

--------------------------------------------------------------------------------
When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New
York Stock Exchange is open as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem the Fund's shares.

The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Class B shares will have a higher net asset value than Class C shares because Class B shares have lower distribution


28                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

expenses than Class C shares. Also, dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.

PARTICIPATION IN FEE-BASED PROGRAMS
--------------------------------------------------------------------------------

If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.

                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  29

[LOGO] Your Account


Dividends -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

"BUYING A DIVIDEND"
Unless your investment is in a tax deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

DIVIDENDS AND TAXES
--------------------------------------------------------------------------------

The Fund will distribute net investment income monthly, and net realized capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. If you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent.


You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, the Fund's ordinary income dividends (which include distributions in excess of net short term capital gains over net long term capital losses) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. You may be able to claim a credit or take a deduction for foreign taxes paid by the Fund if certain requirements are met.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.


30                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

[LOGO]


Management of the Fund


FUND ASSET MANAGEMENT
--------------------------------------------------------------------------------

Fund Asset Management, the Trust's Manager, manages the Trust's investments and its business operations under the overall supervision of the Trust's Board of Trustees. The Manager has the responsibility for making all investment decisions for the Trust. The Trust pays the Manager an investment management fee at the annual rate of 0.35% of the average daily net assets of the Trust. The Fund pays Fund Asset Management, as the Administrator, an administrative fee at the annual rate of 0.25% of the average daily net assets of the Fund.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $498 billion in investment company and other portfolio assets under management as of June 2002.

MASTER/FEEDER STRUCTURE
--------------------------------------------------------------------------------

The Fund is a "feeder" fund that invests all of its assets in the Trust. (Except where indicated, this prospectus uses the term "Fund" to mean the feeder fund and the Trust taken together.) Investors in the Fund will acquire an indirect interest in the Trust.

The Trust may accept investments from other feeder funds, and all the feeders of the Trust bear the Portfolio's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow.

However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the Trust on more attractive terms, or could experience better performance, than another feeder. Information about feeders is available by calling 1-800-MER-FUND.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  31

[LOGO]


Management of the Fund


Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Trust.

The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

32                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods shown. These periods include operations prior to the change to a "master/feeder" structure. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.

                                             Class A
                           -----------------------------------------------------------------------
                                             For the Year Ended March 31,
                                            -------------------------------      For the Period
Increase (Decrease)                                                                 May 1, 1998+
in Net Asset Value:                           2002         2001##        2000    to March 31, 1999
---------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
---------------------------------------------------------------------------------------------------
Net asset value,
beginning of period                         $  6.89      $  8.26      $  9.42    $       10.00
---------------------------------------------------------------------------------------------------
Investment income --
net                                             .68***       .85          .90              .79
---------------------------------------------------------------------------------------------------
Realized and
unrealized loss on
investments and from
the Trust -- net                               (.79)       (1.37)       (1.07)            (.58)
---------------------------------------------------------------------------------------------------
Total from
investment
operations                                     (.11)        (.52)        (.17)             .21
---------------------------------------------------------------------------------------------------
Less dividends and
distributions:
Investment income -- net                       (.67)        (.84)        (.90)            (.79)
In excess of investment
ncome -- net                                     --         (.01)        (.01)              --
In excess of realized
gain on investments -- net                       --          --          (.08)              --
---------------------------------------------------------------------------------------------------
Total dividends and
distributions                                  (.67)        (.85)        (.99)            (.79)
---------------------------------------------------------------------------------------------------
Net asset value, end
of period                                   $  6.11      $  6.89      $  8.26    $        9.42
---------------------------------------------------------------------------------------------------
Total Investment
Return:**
---------------------------------------------------------------------------------------------------
Based on net asset
value per share                               (1.46%)      (5.84%)      (1.97%)           2.51%#
---------------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
---------------------------------------------------------------------------------------------------
Expenses, net of
reimbursement++                                 .81%         .76%         .81%             .52%*
---------------------------------------------------------------------------------------------------
Expenses++                                      .81%         .76%         .81%             .76%*
---------------------------------------------------------------------------------------------------
Investment income --
net                                           10.85%       11.64%        9.97%            9.39%*
---------------------------------------------------------------------------------------------------
Supplemental Data:
---------------------------------------------------------------------------------------------------
Net assets, end of period
(in thousands)                               $38,200      $23,662      $11,427   $       12,864
---------------------------------------------------------------------------------------------------
Portfolio turnover
from the Trust                               48.56%###    30.71%+++      59.25%           49.40%
---------------------------------------------------------------------------------------------------


                                   Class B
                           -----------------------------------------------------------------------
                                            For the Year Ended March 31,
                                           --------------------------------     For the Period

                                                                                   May 1, 1998+
                                               2002          2001##        2000  to March 31, 1999
                           ------------------------------------------------------------------------

Increase (Decrease)
in Net Asset Value:
---------------------------------------------------------------------------------------------------
Per Share Operating
Performance:
---------------------------------------------------------------------------------------------------
Net asset value,
beginning of period                       $    6.89       $   8.26    $    9.42    $       10.00
---------------------------------------------------------------------------------------------------
Investment income --
net                                            .65***         .89          .83              .73
---------------------------------------------------------------------------------------------------
Realized and
unrealized loss on
investments and from
the Trust -- net                              (.81)         (1.37)       (1.07)            (.58)
---------------------------------------------------------------------------------------------------
Total from
investment
operations                                    (.16)          (.48)        (.24)             .15
---------------------------------------------------------------------------------------------------
Less dividends and
distributions:
Investment income -- net                      (.62)          (.88)        (.83)            (.73)
In excess of investment
ncome -- net                                   --            (.01)        (.01)             --
In excess of realized
gain on investments -- net                     --             --          (.08)              --
---------------------------------------------------------------------------------------------------
Total dividends and
distributions                                 (.62)          (.89)        (.92)            (.73)
---------------------------------------------------------------------------------------------------
Net asset value, end
of period                                 $   6.11       $   6.89    $    8.26  $          9.42
---------------------------------------------------------------------------------------------------
Total Investment
Return:**
---------------------------------------------------------------------------------------------------
Based on net asset
value per share                              (2.21%)        (6.56%)      (2.72%)           1.80%#
---------------------------------------------------------------------------------------------------
Ratios to Average
Net Assets:
---------------------------------------------------------------------------------------------------
Expenses, net of
reimbursement++                               1.58%          1.52%        1.57%            1.27%*
---------------------------------------------------------------------------------------------------
Expenses++                                    1.58%          1.52%        1.57%            1.52%*
---------------------------------------------------------------------------------------------------
Investment income --
net                                          10.29%         11.11%        9.24%            8.61%*
---------------------------------------------------------------------------------------------------
Supplemental Data:
---------------------------------------------------------------------------------------------------
Net assets, end of period
in thousands)                $334,584       $373,545     $468,705         502,377
---------------------------------------------------------------------------------------------------
Portfolio turnover
from the Trust             48.56%###      30.71%+++    59.25%           49.40%
---------------------------------------------------------------------------------------------------


*    Annualized.
**   Total investment returns exclude the effects of sales charges.
***  Based on average shares outstanding.
+    Commencement of operations.
++   Includes the Fund's share of the Trust's allocated expenses.
+++ Portfolio turnover for the Trust for the period September 1, 2000 (commencement of operations of the Trust) to March 31, 2001.
#    Aggregate total investment return.
## On September 1, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objectives by investing all of its assets in the Trust, a mutual fund that has the same investment objective as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure.
###  Portfolio turnover from the Trust.


                  MERRILL LYNCH U.S. HIGH YIELD FUND, INC.                  33

[LOGO] Management of the Fund



FINANCIAL  HIGHLIGHTS (concluded)
-------------------------------------------------------------------------------

                                            Class C                                           Class D
                    --------------------------------------------------      -------------------------------------------------------
       Increase       For the Year Ended March 31,                              For the Year Ended March 31,
    (Decrease)                                        For the Period                                               For the Period
   in Net Asset     -----------------------------       May 1, 1998+         ----------------------------------    May 1, 1998+
      Value:          2002      2001##      2000     to March 31, 1999       2002          2001##        2000     to March 31, 1999
-----------------------------------------------------------------------------------------------------------------------------------
Per Share
Operating
Performance:
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value,
beginning of
period              $  6.89      $  8.26    $  9.42   $          10.00       $  6.89       $  8.26      $  9.42    $         10.00
-----------------------------------------------------------------------------------------------------------------------------------
Investment
income -- net           .65***       .89        .83                .72           .67***        .93          .88                .77

-----------------------------------------------------------------------------------------------------------------------------------
Realized and
unrealized loss on
investments
and from the
Trust -- net           (.81)       (1.37)     (1.07)              (.58)         (.80)        (1.37)       (1.07)              (.58)

------------------------------------------------------------------------------------------------------------------------------------
Total from
investment
operations             (.16)        (.48)      (.24)               .14          (.13)         (.44)        (.19)               .19
-----------------------------------------------------------------------------------------------------------------------------------
Less dividends and
distributions:
Investment
income -- net          (.62)        (.88)      (.83)              (.72)         (.65)         (.92)        (.88)              (.77)
In excess of
investment
income -- net           --          (.01)      (.01)               --            --           (.01)        (.01)               --
In excess of
realized gain on
investments --
net                     --           --        (.08)               --            --            --          (.08)               --
-----------------------------------------------------------------------------------------------------------------------------------
Total dividends
and distributions      (.62)        (.89)      (.92)              (.72)         (.65)         (.93)        (.97)              (.77)
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value,
end of period       $  6.11      $  6.89    $  8.26   $           9.42       $  6.11       $  6.89      $  8.26    $          9.42
-----------------------------------------------------------------------------------------------------------------------------------
Total Investment
Return:**
-----------------------------------------------------------------------------------------------------------------------------------
Based on net asset
value per share     (2.26%)        (6.61%)    (2.76%)             1.75%#     (1.71%)         (6.08%)      (2.22%)             2.28%#
-----------------------------------------------------------------------------------------------------------------------------------
Ratios to
Average Net
Assets:
-----------------------------------------------------------------------------------------------------------------------------------
Expenses, net of
reimbursement++      1.63%          1.57%      1.62%              1.31%*        1.06%         1.01%        1.06%               .75%*
-----------------------------------------------------------------------------------------------------------------------------------
Expenses++           1.63%          1.57%      1.62%              1.57%*        1.06%         1.01%        1.06%              1.01%
1.01%*
-----------------------------------------------------------------------------------------------------------------------------------
Investment
income -- net       10.20%        11.02%       9.17%              8.53%*       10.71%        11.56%        9.73%              9.10*
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental
Data:
-----------------------------------------------------------------------------------------------------------------------------------
Net assets, end of
period (in
thousands)          $92,234      $85,821    $93,985   $         119,281       $78,704      $76,904      $62,423     $        74,017
-----------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover
from the Trust        48.56%###  30.71%+++    59.25%             49.40%        48.56%###     30.71%+++    59.25%             49.40%
-----------------------------------------------------------------------------------------------------------------------------------
*    Annualized.
**   Total investment returns exclude the effects of sales charges.
***  Based on average shares outstanding.
+    Commencement of operations.
++   Includes the Fund's share of the Trust's allocated expenses.
+++  Portfolio turnover for the Trust for the period September 1, 2000
     (commencement of operations of the Trust) to March 31, 2001.
#    Aggregate total investment return.
##   On September 1, 2000, the Fund converted from a stand-alone investment company to a "feeder" fund that seeks to achieve its investment objectives by investing all of its assets in the Trust, a mutual fund that has the same investment objectives as the Fund. All investments will be made at the Trust level. This structure is sometimes called a
     "master/feeder" structure.
###  Portfolio turnover from the Trust.


34                MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

[CHART]

                              [GRAPHIC OMITTED]



                   MERRILL LYNCH U.S. HIGH YIELD FUND, INC.

[LOGO] For More Information

Shareholder Reports

Additional information about the Fund's investments is available in the Funds' annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND. The Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your Merrill Lynch Financial Advisor or other financial intermediary or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and Merrill Lynch brokerage or mutual fund account number. If you have any questions, please call your Merrill Lynch Financial Advisor or other financial intermediary, or call the Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Fund at Financial Data Services, Inc. P.O. Box 45289 Jacksonville, Florida 32232-5289 or by calling 1-800-MER-FUND.

Contact your Merrill Lynch Financial Advisor or other financial intermediary or contact the Fund at the telephone number or address indicated above if you have any questions.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-800-SEC-0330 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from the information contained in this Prospectus.

Investment Company Act file #811-08699
Code #19025-07-02
(c)Fund Asset Management, L.P.

[MERRILL LYNCH LOGO] MERRILL LYNCH  Investment Managers


Prospectus

July 25, 2002

Merrill Lynch U.S. High Yield Fund, Inc.

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

www.mlim.ml.com

                      STATEMENT OF ADDITIONAL INFORMATION

                    Merrill Lynch U.S. High Yield Fund, Inc.

   P.O. Box 9011, Princeton, New Jersey 08543-9011 * Phone No. (609) 282-2800

                              -----------------

     Merrill Lynch U.S. High Yield Fund, Inc. (the "Fund") is a diversified open-end investment company. The primary objective of the Fund is to obtain current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective. The Fund seeks to achieve its objectives by investing in a diversified portfolio of fixed-income securities, such as corporate bonds and notes, convertible securities and preferred stocks.

     The Fund is a "feeder" fund that invests all of its assets in Master U.S. High Yield Trust (the "Trust"). The Trust has the same investment objectives as the Fund. All investments are made at the Trust level. The Fund's investment results will correspond directly to the investment results of the Trust.

     Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares of common stock, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Purchase of Shares."

                               -----------------

     This Statement of Additional Information of the Fund is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated July 25, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling (800) MER-FUND or by writing the Fund at the above address. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                               -----------------

                        Fund Asset Management -- Manager
                     FAM Distributors, Inc. -- Distributor

                               -----------------
     The date of this Statement of Additional Information is July 25, 2002.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Investment Objectives and Policies                                             4
     Transactions in Fixed-Income Securities                                   4
     Transactions in Futures and Options Thereon                               6
     Transactions in Options on Debt Securities                                8
     Other Portfolio Strategies                                                9
Risk Factors and Special Considerations                                       13
     Risk Factors in Transactions in Junk Bonds                               13
     Risk Factors in Transactions in Distressed Securities                    13
     Risk Factors in Transactions in Corporate Loans                          14
     Risk Factors in Transactions in Foreign Securities                       14
     Risk Factors in Transactions in Futures and Options Thereon              15
Investment Restrictions                                                       16
Management of the Fund                                                        19
     Directors and Officers                                                   19
     Compensation of Directors/Trustees                                       23
     Management and Advisory Arrangements                                     24
     Transfer Agency Services                                                 26
     Code of Ethics                                                           27
Purchase of Shares                                                            27
     Initial Sales Charge Alternatives -- Class A and Class D Shares          29
     Eligible Class A Investors                                               30
     Reduced Initial Sales Charges -- Class A and Class D                     31
     Deferred Sales Charge Alternatives -- Class B and Class C Shares         33
     Deferred Sales Charge -- Class B and Class C Shares                      36
     Distribution Plans                                                       38
     Limitations on the Payment of Deferred Sales Charges                     40
Redemption of Shares                                                          42
     Redemption                                                               42
     Repurchase                                                               43
     Reinstatement Privilege -- Class A and Class D Shares                    43
     Computation of Offering Price Per Share                                  44
Portfolio Transactions and Brokerage                                          44
Pricing of Shares                                                             48
     Determination of Net Asset Value                                         48
Shareholder Services                                                          49
     Automatic Investment Plans                                               49
     Fee-Based Programs                                                       50
     Automatic Dividend Reinvestment Plan                                     50
     Systematic Withdrawal Plans                                              50
     Exchange Privilege                                                       52
     Retirement and Education Savings Plans                                   54
     Merrill Lynch Blueprint (SM) Program                                     55
Dividends and Taxes                                                           55
     Dividends                                                                55
     Taxes                                                                    56
     Tax Treatment of Transactions in Options on Debt
     Securities, Futures Contracts and
     Options Thereon                                                          58

                                                                            Page
                                                                            ----
Performance Dat                                                               58
Additional Information                                                        61
     Organization of the Fund                                                 61
     Description of Shares                                                    61
     Independent Auditors                                                     62
     Accounting Services Provider                                             62
     Custodian                                                                62
     Transfer Agent                                                           62
     Distributor                                                              62
     Legal Counsel                                                            62
     Reports to Shareholders                                                  63
     Shareholder Inquiries                                                    63
     Additional Information                                                   63
Financial Statements                                                          63
Appendix A: Description of Corporate Bond Ratings                            A-1

                       INVESTMENT OBJECTIVES AND POLICIES

     The primary investment objective of the Fund is to obtain current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective. These investment objectives are a fundamental policy of the Fund and may not be changed without a vote of the majority of the Fund's outstanding voting securities of the Fund as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). See "Investment Restrictions." Under normal circumstances, more than 90% of the Fund's assets will be invested in fixed-income securities, including convertible and nonconvertible debt securities and preferred stock. In addition, at least 80% of the Fund's net assets will under normal market conditions be invested in fixed income securities rated below Baa by Moody's Investors Service, Inc. ("Moody's") or below BBB by Standard & Poor's ("S&P"), and in unrated securities of comparable quality and at least 80% of its net assets will be invested in securities issued by U.S. companies. The Fund may invest substantially all of its assets in investments that are rated in the lower rating categories of the established rating services (Baa or lower by Moody's or BBB or lower by S&P), or in unrated securities that Fund Asset Management, L.P. ("FAM" or the "Manager") considers to be of comparable quality. Lower rated securities, commonly known as "junk bonds," generally involve greater risks, including risk of default, volatility of price and risks to principal and income, than securities in the higher rating categories.

     The Fund is a "feeder" fund that invests all of its assets in the Trust, which has the same investment objectives as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the underlying Trust in which the Fund invests. Reference is made to the discussion under "How the Fund Invests" and "Investment Risks" in the Prospectus for information with respect to the Fund and its Trust portfolio's investment objective and policies. There can be no guarantee that the Fund's investment objectives will be achieved.

     The investment objectives of the Trust are fundamental policies of the Trust and may not be changed without the approval of a majority of the Trust's outstanding voting securities as defined in the Investment Company Act. Reference is made to the discussion under "How the Fund Invests" and "Investment Risks" in the Prospectus for information with respect to the Fund and the Trust's investment objectives and policies.

Transactions in Fixed-Income Securities

     The Fund seeks current income through its investments primarily in fixed-income securities that are rated in the lower rating categories of the established rating services (Baa or lower by Moody's and BBB or lower by S&P), or in unrated securities considered by the Investment Adviser to be of comparable quality. Securities rated below Baa by Moody's or below BBB by S&P, and unrated securities of comparable quality, are commonly known as "junk bonds." See "Appendix: Description of Corporate Bond Ratings" for additional information concerning rating categories. Junk bonds may constitute as much as 100% of the Fund's investments. Although junk bonds can be expected to provide higher yields, such securities may be subject to greater market fluctuations and risk of loss of income and principal than lower-yielding, higher-rated fixed-income securities. See "Risk Factors in Transactions in Junk Bonds." Because investment in junk bonds entails relatively greater risk of loss of income or principal than an investment in higher-rated securities, an investment in the Fund may not be appropriate for all investors. The Fund should be considered as a means of diversifying an investment portfolio and not in itself a balanced investment plan. Purchasers should carefully assess the risks associated with an investment in the Fund.

     The securities in the Fund's portfolio will be changed from time to time depending upon the judgment of management as to prevailing conditions in the domestic and foreign economies and the securities markets and the prospects for interest rate changes among different categories of fixed-income securities. The Fund anticipates that under normal circumstances more than 90% of the Fund's assets will be invested in fixed-income securities, including convertible and nonconvertible debt securities and preferred stocks. In addition, at least 80% of the Fund's net assets will under normal circumstances be invested in U.S. fixed-income securities rated below Baa by Moody's or below BBB by S&P and unrated securities of comparable quality. The remaining assets of the Fund may be held in cash or, as described herein, may be used in connection with transactions in futures contracts and options thereon solely for the purpose of hedging the Fund against adverse movements in the market value of fixed-income securities held by the Fund, or which the Fund intends to purchase. Transactions in options on debt securities also may be entered into for such hedging purposes, as well as for non-hedging purposes intended to increase the Fund's returns. For a more complete description of futures and options transactions, see "Transactions in Futures and Options Thereon" and "Transactions in Options on Debt Securities" below. The Fund does not intend to invest in common stocks, rights or other equity securities, but may acquire or hold such securities (if consistent with its objectives) when such securities are acquired in unit offerings with fixed-income securities or in connection with an actual or proposed conversion or exchange of fixed-income securities.

     The Fund will invest at least 80% of its net assets in securities issued by U.S. companies. However, the Fund may invest in securities issued by foreign governments (or political subdivisions or instrumentalities thereof) or foreign companies (collectively, "Foreign Securities"). The Fund may only invest in Foreign Securities if, at the time of acquisition, no more than 10% of its total assets (taken at market value at the time of the investment) would be invested in Foreign Securities following such investment. The Fund will limit its investments in foreign securities to issuers, a majority of whose assets, or whose executive offices, are located in a country that is a member of the Organisation for Economic Co-operation and Development. Certain Foreign Securities may be subject to non-U.S. withholding taxes.

     Up to 15% of the Fund's total assets may be invested in Corporate Loans (as defined below). Up to 10% of the Fund's total assets may be invested in Distressed Securities (as defined below), which includes publicly offered or privately placed debt securities and Corporate Loans that, at the time of investment, are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal or payment of interest or are rated in the lowest rating categories (Ca or lower by Moody's and CC or lower by S&P), or that, if unrated, are in the judgment of the Manager of comparable quality. For these reasons, an investment in the Fund may be speculative in that it involves a high degree of risk and should not constitute a complete investment program. See "Risk Factors in Transactions in Corporate Loans" and "Risk Factors in Transactions in Distressed Securities".

     Selection and supervision by FAM, of portfolio investments involve continuous analysis of individual issuers, general business conditions and other factors that may be too time-consuming or too costly for the average investor. The furnishing of these services does not, of course, guarantee successful results. The Manager's analysis of issuers includes, among other things, historic and current financial conditions, current and anticipated cash flow and borrowing requirements, value of assets in relation to historical cost, strength of management, responsiveness to business conditions, credit standing, and current and anticipated results of operations. Analysis of general business conditions and other factors may include anticipated change in economic activity and interest rates, the availability of new investment opportunities, and the economic outlook for specific industries. While the Manager considers as one factor in its credit analysis the ratings assigned by the rating services, the Manager performs its own Fund credit analysis of issuers, and consequently, the Fund may invest, without limit, in unrated securities. As a result, the Fund's ability to achieve its investment objectives may depend to a greater extent on the Manager's own credit analysis than mutual funds that invest in higher-rated securities. Although the Fund will invest primarily in lower-rated securities, other than with respect to Distressed Securities (which are discussed below) it will not invest in securities in the lowest rating categories (Ca or below for Moody's and CC or below for S&P) unless the Manager believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings. Securities that are subsequently downgraded may continue to be held and will be sold only if, in the judgment of the Manager, it is advantageous to do so.

     The Fund may invest up to 15% of its total assets in secondary market purchases of loans extended to corporate borrowers by commercial banks and other financial institutions ("Corporate Loans"). As in the case of junk bonds, the Corporate Loans in which the Fund may invest may be rated in the lower rating categories of the established rating services (Baa or lower by Moody's and BBB or lower by S&P), or may be unrated investments of comparable quality. As in the case of junk bonds, such Corporate Loans can be expected to provide higher yields than higher-rated fixed-income securities but may be subject to greater risk of loss of principal and income. As discussed below under "Risk Factors in Transactions in Corporate Loans", however, there are some significant differences between Corporate Loans and junk bonds.

     The Fund may also from time to time invest up to 10% of its assets in securities which are the subject of bankruptcy proceedings or otherwise in default or in significant risk of being in default ("Distressed Securities"). Distressed Securities that are in default or in risk of being in default but not yet in bankruptcy proceedings may be the subject of a pre-bankruptcy exchange offer pursuant to which holders of the Distressed Securities receive securities or assets in exchange for the Distressed Securities. Holders of Distressed Securities that are the subject of bankruptcy proceedings may, following approval of a plan of reorganization by the bankruptcy court, receive securities or assets in exchange for the Distressed Securities. Generally, the Fund will invest in Distressed Securities when the Manager anticipates that it is reasonably likely that the securities will be subject to such an exchange offer or plan of reorganization, as to which there can be no assurance. Normally, the Fund will invest in Distressed Securities at a price that represents a significant discount from the principal amount due on maturity of the securities. The Fund will invest in Distressed Securities when the Manager believes that, based on its analysis of the asset values of the issuer of the Distressed Securities and the issuer's overall business prospects, upon completion of an exchange offer or plan of reorganization with respect to the Distressed Securities, the Fund would receive, in exchange for its Distressed Securities, securities or assets with terms and credit characteristics that offer the Fund significant opportunities for capital appreciation and future high rates of current income. See "Risk Factors in Transactions in Distressed Securities."

     When changing economic conditions and other factors cause the yield difference between lower-rated and higher-rated securities to narrow, the Fund may purchase higher-rated securities if the Manager believes that the risk of loss of income and principal may be substantially reduced with only a relatively small reduction in yield. In addition, under unusual market or economic conditions, the Fund, for temporary defensive or other purposes, may invest up to 100% of its assets in securities issued or guaranteed by the U.S. Government or its instrumentalities or agencies, certificates of deposit, bankers' acceptances and other bank obligations, commercial paper rated in the highest category by an established rating agency, or other fixed-income securities deemed by the Manager to be consistent with a defensive posture, or may hold its assets in cash. The yield on such securities may be lower than the yield on lower-rated fixed-income securities.

Transactions in Futures and Options Thereon

     The Fund may engage in transactions in interest rate, bond and bond index futures contracts and options thereon. The Fund is not required to engage in hedging transactions and may choose not to do so. In order to comply with current applicable regulations of the Commodity Futures Trading Commission ("CFTC") pursuant to which the Fund avoids being deemed a "commodity pool operator," the Fund is limited in its futures trading activities to positions that constitute "bona fide hedging" positions within the meaning and intent of applicable CFTC rules, or to non-hedging positions for which the aggregate initial margin and premiums will not exceed 5% of the liquidation value of the Fund's assets. Set forth below is information concerning options and futures contracts.

     Futures. The Fund may engage in transactions in futures contracts and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of a commodity at a specified future date at a specified price. Options on futures are options to either buy (call) or sell (put) a futures contract at a specified price prior to a specified date. No

--------------------------------------------------------------------------------
price is paid upon entering into a futures contract (although a fee, or option premium, is generally paid to the seller of an option on a futures contract at the initiation of the transaction). Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day.

     The Fund may sell futures contracts or purchase a put option on futures contracts in anticipation of an increase in interest rates. Generally, as interest rates rise, the market value of the fixed-income securities held by the Fund will fall, reducing its net asset value. The sale of futures contracts may limit the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contracts prior to the futures contracts' expiration date. In the event the market value of the portfolio holdings correlated with the futures contracts increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower overall return than would have been realized without the purchase of the futures contracts.

     The Fund may purchase futures contracts or purchase a call option on futures contracts in anticipation of a decrease in interest rates. Generally, as interest rates decrease, the market value of fixed-income securities which the Fund may be considering purchasing will increase. The purchase of futures contracts may protect the Fund from having to pay more for such securities when it identifies specific securities it wishes to purchase. In the event that such securities decline in value or the Fund determines not to purchase any additional securities, however, the Fund may realize a loss relating to the futures position.

     Call Options on Futures Contracts. A call option on a futures contract provides the purchaser with the right, but not the obligation, to enter into a "long" position in the underlying futures contract at any time up to the expiration of the option. The purchase of an option on a futures contract presents more limited risk than the trading of the underlying futures contract, although, depending on the price of the option compared to either the futures contract upon which it is based, or the underlying debt securities, exercise of the option may or may not be less risky than ownership of the futures contract or underlying debt securities. Like the purchase of a futures contract, the Fund will purchase a call option on a futures contract to hedge against a market advance resulting from declining interest rates when the Fund is not fully invested.

     The writing of a call option on a futures contract may constitute a partial hedge against declining prices of fixed-income securities of the Fund, if the futures price at expiration is below the exercise price of the option. In such event, the Fund will retain the full amount of the option premium, which provides a partial hedge against any decline that may have occurred in the Fund's fixed-income investments. Conversely, if the futures price is above the exercise price at any point prior to expiration, the option may be exercised and the Fund would be required to enter into the underlying futures contract at an unfavorable price.

     Put Options on Futures Contracts. A put option on a futures contract provides the purchaser with the right, but not the obligation, to enter into a "short" position in the futures contract at any time up to the expiration of the option. The Fund may purchase a put option on a futures contract to hedge its securities against the risk of a decline in market value as a result of rising interest rates.

     The writing of a put option on a futures contract may constitute a partial hedge against increasing prices of fixed-income securities which the Fund intends to purchase, if the futures price at expiration is higher than the exercise price. In such event, the Fund will retain the full amount of the option premium, which provides a partial hedge against any increase in the price of fixed-income securities that the Fund intends to purchase. Conversely, if the futures price is below the exercise price at any point prior to expiration, the option may be exercised and the Fund would be required to enter into the underlying futures contract at an unfavorable price.

Transactions in Options on Debt Securities

     The Fund may write call and put options on U.S. Treasury bills, notes and bonds in order to increase the return on their investments and in order to hedge optionable U.S. Treasury securities held by the Fund. Options on debt securities may not be traded solely for hedging purposes. Such options generally have a maximum exercise period of nine months.

     The Fund also may purchase put options on optionable U.S. Treasury bills, notes and bonds held in the Fund and, under certain limited circumstances described below, call options on such instruments. Purchases of put options may enable the Fund to limit the risk of declines in the value of the portfolio security underlying the put, until the expiration of the option or the closing of the option transaction. By purchasing a put, however, the Fund will be required to pay the premium, which will reduce the benefits obtained from the transaction.

     The Fund will purchase a call option only where the market price of the underlying security declines substantially following the writing of a call option, and the Fund either re-hedges the security by writing a second call option at a lower exercise price or disposes of the security. In such event, the Fund would usually enter into a closing transaction in connection with the first option it wrote. However, if the first option has been held less than three months, the Fund may desire not to enter into a closing transaction in order to comply with certain provisions of the Internal Revenue Code. In such circumstances, the Fund may purchase a call option in an opening transaction with the same exercise price and expiration date as the option it sold.

     The Fund may write call options which give the holder the right to buy the underlying security covered by the option from the Fund at the stated exercise price. The Fund also may write put options that give the holder the right to sell the underlying security to the Fund at the stated exercise price. The Fund will write only covered options, which means that so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the options and, in the case of put options, that the Fund will, through its Custodian, have deposited and maintained short-term U.S. Treasury obligations with a securities depository with a value equal to or greater than the exercise price of the underlying securities. The writer of a covered call option has no control over when he may be required to sell his securities since he may be assigned an exercise notice at any time prior to the termination of his obligation as a writer. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain, of course, may be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security.

     The Fund will receive a premium from writing a put or call option, which increases the Fund's return on the underlying security in the event the option expires unexercised or is closed out at a profit. In the former instance, the Fund increases its return by retaining the premium without being required to purchase or sell the underlying security. In the latter case, the Fund increases its return by liquidating the option position at a profit. The amount of the premium will reflect, among other factors, the current market price of the underlying security, the relationship of the exercise price to the market price, the time period until the expiration of the option and interest rates. By writing a call, the Fund limits its opportunity to profit from an increase in the market value of the underlying security above the exercise price of the option for so long as the Fund's obligation as a writer continues. By writing a put, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of that security at the time of exercise for as long as the option is outstanding. In addition, in closing out an option position, the Fund may incur a loss. Thus, in some periods the Fund will receive less total return and in other periods greater total return from its option positions than it otherwise would have received from the underlying securities. To the extent that such transactions are engaged in for hedging purposes, any gain (or loss) thereon may offset, in whole or in part, gains (or losses) on securities held in the Fund or increases in the value of securities the Fund intends to acquire. The Fund will attempt to achieve, through the receipt of premiums on covered options, a more consistent average total return than it would otherwise realize from holding the underlying securities alone. To facilitate closing transactions, as described below, the Fund will ordinarily only write options for which a liquid secondary market appears to exist.

     The Fund may engage in closing transactions in order to terminate outstanding options that it has written. To effect a closing transaction, the Fund purchases, prior to the exercise of an outstanding option that it has written, an option of the same series as that on which it desires to terminate its obligation. Profit or loss from a closing purchase transaction will depend on whether the cost of the transaction is more or less than the premium received on the sale of the option plus the related transaction costs.

     Options referred to herein may be options issued by The Options Clearing Corporation (the "Clearing Corporation") which are currently traded on the Chicago Board Options Exchange, American Stock Exchange, Philadelphia Stock Exchange, Pacific Stock Exchange or New York Stock Exchange. Options referred to herein may also be options traded on foreign securities exchanges such as the London Stock Exchange and the Amsterdam Stock Exchange. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options and the Fund may be subject to exercise of the option under unfavorable circumstances. In the case of a covered call option, the Fund will not be able to sell the underlying security until the option expires or until it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. The Fund will enter into transactions in options on debt securities only when the Manager believes that a liquid secondary market for such options is available.

     Exchanges generally introduce options series on specific issues of U.S. Treasury bonds and notes as such securities are issued. Such Exchanges, however, do not ordinarily introduce new series of options on such issues to replace expiring series inasmuch as trading interest tends to center on the most recently auctioned issues of Treasury bonds and notes. Consequently, options representing a full range of expirations will not usually be available for every issue on which options are traded.

Other Portfolio Strategies

     Repurchase Agreements. The Fund may invest in repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. government securities or an affiliate thereof. Under such agreements, the seller agrees, upon entering into the contract, to repurchase the security at a mutually agreed-upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return for the Fund insulated from market fluctuations during such period. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. Instead of the contractual fixed rate of return, the rate of return to the Fund will be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. From time to time, the Fund also may invest in securities pursuant to purchase and sale contracts. While the substance of purchase and sale contracts is similar to repurchase agreements, because of the different treatment with respect to accrued interest and additional collateral, management believes that purchase and sale contracts are not repurchase agreements as such term is understood in the banking and brokerage community. As a matter of operating policy, the Fund will not enter into repurchase agreements or purchase and sale contracts with greater than seven days to maturity if, at the time of such investment, more than 15% of the total assets of the Trust would be so invested.

     Forward Commitments. The Fund may purchase securities on a when-issued basis or forward commitment basis, and may purchase or sell securities for delayed delivery. These transactions occur when securities are purchased or sold by the Fund with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to the Fund at the time of entering into the transaction. The value of the security on the delivery date may be more or less than its purchase price. The Fund will establish a segregated account in connection with such transactions in which the Fund will deposit liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

     U.S. government securities and corporate debt obligations may be purchased on a forward commitment basis at fixed purchase terms. The purchase will be recorded on the date the Fund enters into the commitment and the value of the security will thereafter be reflected in the calculation of the Fund's net asset value. Although the Fund will generally enter into forward commitments with the intention of acquiring securities for its portfolio, the Fund may dispose of a commitment prior to settlement if the Manager deems it appropriate to do so. There can, of course, be no assurance that the judgments upon which these techniques are based will be accurate or that such techniques when applied will be effective. The Fund will enter into forward commitment arrangements only with respect to securities in which it may otherwise invest pursuant to its investment objectives and policies.

     Illiquid and Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's (and/or the Fund's) operations require cash, such as when the Fund redeems shares or pays dividends (and there is a corresponding redemption of interests in, or distribution by, the
Fund), and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

     The Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities or in the publicly traded securities of the same issuer.

     144A Securities. The Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Fund's Board has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Board. The Board has adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board will carefully monitor the Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

     Standby Commitment Agreements. The Fund may from time to time enter into standby commitment agreements. Such agreements commit the Fund, for a stated period of time, to purchase a stated amount of a fixed-income security, which may be issued and sold to the Fund at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement, the Fund may be paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security which the Fund has committed to purchase. The Fund will enter into such agreements only for the purpose of investing in the security underlying the commitment at a yield and price which is considered advantageous to the Fund. The Fund will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale, will not exceed 15% of its assets taken at the time of acquisition of such commitment or security. The Fund will at all times maintain a segregated account with its custodian of cash or liquid securities in an amount equal to the purchase price of the securities underlying the commitment.

     There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

     The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued and the value of the security will thereafter be reflected in the calculation of the Fund's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

     Securities Lending. The Fund may lend securities from its portfolio with a value not exceeding the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to retain an affiliate of the Fund as lending agent and to permit Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates to be a borrower of securities from the Fund. See "Portfolio Transactions and Brokerage."

     Swaps. The Fund may enter into swap agreements, including interest rate and index swap agreements. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated with respect to a "notional amount," i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. The Fund's obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Fund's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counter-party will be covered by marking as segregated cash, U.S. government securities or other liquid, unencumbered assets, marked-to-market daily, to avoid any potential leveraging of the Fund's portfolio. The Fund will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Fund's assets.

     The Fund may also enter into credit default swap agreements. The "buyer" in a credit default contract is obligated to pay the "seller" a periodic stream of payments over the term of the contract provided that no credit event with respect to any underlying reference obligation has occurred. If a credit event occurs, the seller typically must pay the buyer the "par value" (full notional value) of the reference obligation in exchange for the reference obligation. The Fund may either be the buyer or the seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund loses its investment and recovers nothing. However, if a credit event occurs, the buyer receives full notional value for a reference obligation that may have little or no value. As a seller, the Fund typically receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided a credit event does not occur. If a credit event occurs, the seller typically must pay the buyer the full notional amount of the reference obligation. Credit default swaps involve more risk than if the Fund had invested in the reference obligation directly.

     Whether the Fund's use of swap agreements will be successful in furthering its investment objective will depend on the Manager's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), may limit the Fund's ability to use swap agreements. The swaps market is largely unregulated. It is possible that development in the swap market, including potential government regulation, could adversely affect the Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

Risk Factors in Transactions in Junk Bonds

     Junk bonds are regarded as being predominantly speculative as to the issuer's ability to make payments of principal and interest. Investment in such securities involves substantial risk. Issuers of junk bonds may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of junk bonds may be more likely to experience financial stress, especially if such issuers are highly leveraged. In addition, the market for junk bonds is relatively new and has not weathered a major economic recession, and it is unknown what effects such a recession might have on such securities. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations also may be adversely affected by specific issuer developments, or the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of junk bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. While most of the junk bonds in which the Fund may invest do not include securities that, at the time of investment, are in default or the issuers of which are in bankruptcy, there can be no assurance that such events will not occur after the Fund purchases a particular security, in which case the Fund may experience losses and incur costs.

     Junk bonds frequently have call or redemption features that would permit an issuer to repurchase the security from the Fund. If a call were exercised by the issuer during a period of declining interest rates, the Fund likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Fund and distributions to shareholders.

     Junk bonds tend to be more volatile than higher rated fixed-income securities, so that adverse economic events may have a greater impact on the prices of junk bonds than on higher rated fixed-income securities. Like higher rated fixed-income securities, junk bonds are generally purchased and sold through dealers who make a market in such securities for their own accounts. However, there are fewer dealers in the junk bond market, which may be less liquid than the market for higher rated fixed-income securities, even under normal economic conditions. Also, there may be significant disparities in the prices quoted for junk bonds by various dealers.

     Adverse economic conditions or investor perceptions (whether or not based on economic fundamentals) may impair the liquidity of this market, and may cause the prices the Fund receives for its junk bonds to be reduced, or the Fund may experience difficulty in liquidating a portion of its portfolio when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. Under such conditions, judgment may play a greater role in valuing certain of the Fund's portfolio securities than in the case of securities trading in a more liquid market. Adverse publicity and investor perceptions, which may not be based on fundamental analysis, also may decrease the value and liquidity of junk bonds, particularly in a thinly traded market. Factors adversely affecting the market value of such securities are likely to affect adversely the Fund's net asset value. In addition, the Fund may incur additional expenses to the extent that it is required to seek recovery upon a default on a portfolio holding or to participate in the restructuring of the obligation.

Risk Factors in Transactions in Distressed Securities

     Investment in Distressed Securities involves significant risk. Distressed Securities frequently do not produce income while they are outstanding and may require the Fund to bear certain extraordinary expenses in order to protect and recover its investment. Therefore, to the extent the Fund pursues its secondary objective of capital appreciation through investment in Distressed Securities, the Fund's ability to achieve current income for its shareholders may be diminished. The Fund will only make such investments when the Manager believes it is reasonably likely that the issuer of the securities will make an exchange offer or will be the subject of a bankruptcy plan of reorganization; however, there can be no assurance that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which the Fund makes its investment in Distressed Securities and the time that any such exchange offer or plan of reorganization is completed. During this period, it is unlikely that the Fund will receive any interest payments on the Distressed Securities, the Fund will be subject to significant uncertainty as to whether or not the exchange offer or plan of reorganization will be completed, and the Fund may be required to bear certain expenses to protect its interest in the course of negotiations surrounding any potential exchange offer or plan of reorganization. In addition, even if an exchange offer is made or a plan of reorganization is adopted with respect to Distressed Securities held by the Fund, there can be no assurance that the securities or other assets received by the Fund in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than anticipated when the investment was made. Moreover, any securities received by the Fund upon completion of an exchange offer or plan of reorganization may be restricted as to resale. In addition, as a result of the Fund's participation in negotiations with respect to any exchange offer or plan of reorganization with respect to an issue of Distressed Securities, the Fund may be precluded from disposing of such securities.

Risk Factors in Transactions in Corporate Loans

     As in the case of junk bonds, the Corporate Loans in which the Fund may invest can be expected to provide higher yields than higher-rated fixed income securities but may be subject to greater risk of loss of principal and income. There are, however, some significant differences between Corporate Loans and junk bonds. Corporate Loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of Corporate Loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower's bondholders. These arrangements are designed to give Corporate Loan investors preferential treatment over junk bond investors in the event of a deterioration in the credit quality or bankruptcy of the issuer. Even when these arrangements exist, however, there can be no assurance that the principal and interest owed on the Corporate Loans will be repaid in full. Corporate Loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, in the case of the Prime Rate of a U.S. bank, or that may be adjusted on set dates, typically 30, 60 or 90 days but generally not more than one year, in the case of the London Interbank Offered Rate ("LIBOR"). Consequently, the value of Corporate Loans held by the Fund may be expected to fluctuate significantly less than the value of fixed rate junk bond instruments as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for Corporate Loans is not as well developed as the secondary dealer market for junk bonds, and therefore presents increased market risk relating to liquidity and pricing concerns.

     The Fund may acquire interests in Corporate Loans by means of a novation, assignment or participation. In a novation, the Fund would succeed to all the rights and obligations of the assigning institution and become a contracting party under the credit agreement with respect to the debt obligation. As an alternative, the Fund may purchase an assignment, in which case the Fund may be required to rely on the assigning institution to demand payment and enforce its rights against the borrower but would otherwise typically be entitled to all of such assigning institution's rights under the credit agreement. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest and not with the borrower. In purchasing a loan participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation to the Fund.

Risk Factors in Transactions in Foreign Securities

     The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments. Foreign investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the existence or possible imposition of exchange controls or other U.S. or non-U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect investment in those countries. In addition, certain investments may be subject to non-U.S. withholding taxes.

Risk Factors in Transactions in Futures and Options Thereon

     Use of futures and options on futures for hedging purposes involves the risk of imperfect correlation in movements in the value of the futures contracts and the value of the fixed-income securities being hedged. An increase or decrease in the general level of interest rates can generally be expected to have a broadly similar effect on the market value of government securities on which futures contracts are based and on the market value of the corporate fixed-income securities in which the Fund will primarily invest, but it is unlikely that the changes in value of government securities and corporate fixed-income securities will be perfectly correlated. In addition, disparities in the average maturity of the Fund's investments compared to a financial instrument on which a futures contract is based may also affect the correlation of price movements. If the value of the futures contract moves more or less than the value of the hedged corporate fixed-income securities that the Fund owns or anticipates purchasing, the Fund will experience a gain or loss that will not be completely offset by movements in the value of the hedged fixed-income securities. To compensate for imperfect correlations, the Fund may purchase or sell options or futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically less than that of the futures contracts, although such transactions will in any event be entered into solely for hedging purposes.

     The Fund may also purchase futures contracts or options thereon to hedge against a possible increase in the price of securities before the Fund is able to invest its cash in fixed-income securities. In such instances, it is possible that the market may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the futures or option contract that is not offset by a reduction in the price of securities purchased.

     Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contract can result in substantial unrealized gains or losses.

     The anticipated offsetting movements between the price of the futures or option contracts and the hedged security may be distorted due to differences in the nature of the markets, such as differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

     The amount of risk the Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In order to profit from an option purchased, however, it may be necessary to exercise the option and to liquidate the underlying futures contract, subject to the risks of the availability of a liquid offset market. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. The writer of an option on a futures contract is subject to the risks of commodity futures trading, including the requirement of variation margin payments, as well as the additional risk that movements in the price of the option may not correlate with movements in the price of the underlying security or futures contract.

     "Trading Limits" may also be imposed on the maximum number of contracts which any person may trade on a particular trading day. A contract market may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. The Manager does not believe that trading limits will have any adverse impact on the portfolio strategies for hedging the Fund's investments.

     The trading of futures contracts and options thereon also is subject to certain market risks, such as trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing corporation or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions.

     The successful use of transactions in futures contracts and options thereon also depends on the ability of the management of the Fund correctly to forecast the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by the Fund or such rates move in a direction opposite to that anticipated, the Fund may realize a loss on the hedging transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, the Fund's total return for such period may be less than if it had not engaged in the hedging transaction.

     The Fund has obtained an order from the Commission exempting it from certain provisions of the Investment Company Act in connection with its transactions in interest rate futures contracts and related options. In applying for this exemptive order, the Fund made a number of representations to the Commission regarding the manner in which such trading will be conducted.

     Investments in certain debt instruments, including high yield bonds, Corporate Loans or other privately placed securities, may result in the Fund receiving material non-public information ("inside information") concerning the borrower or issuer. Accordingly, the Fund has established certain procedures reasonably designed to prevent the unauthorized access, dissemination or use of such inside information. Receipt of inside information concerning a borrower or issuer may, under certain circumstances, prohibit the Fund or other funds or accounts managed by the same portfolio managers, from trading in the public securities of the borrower or issuer. Conversely, the portfolio managers for the Fund may, under certain circumstances, decline to receive inside information made available by the borrower or issuer in order to allow the Fund, or other funds or accounts managed by the same portfolio managers, to continue to trade in the public securities of such borrower or issuer.

Suitability

     Because of the Fund's focus on high yield bonds and because the economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Trust, the Manager and its affiliates, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend on, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in high yield securities, including the risk of loss of principal.

                            INVESTMENT RESTRICTIONS

     The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Provided that none of the following restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objectives (in a master/feeder structure), the Fund may not:

          1. Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act.

          2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

          3. Make investments for the purpose of exercising control or management.

          4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

          5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time. (For purposes of this restriction, corporate debt securities includes corporate loans purchased in the secondary market).

          6. Issue senior securities to the extent such issuance would violate applicable law.

          7. Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

          8. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act of 1933, as amended, (the "Securities Act") in selling portfolio securities.

          9. Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and this Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

     The Trust has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Trust and may not be changed without the approval of the holders of a majority of the interests of the Trust.

     In addition, the Fund has adopted non-fundamental restrictions that may be changed by the Fund's Board of Directors without shareholder approval. Like the fundamental restrictions, none of the non-fundamental restrictions, including but not limited to restriction (a) below, shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objectives (in a master/feeder structure). Under the non-fundamental investment restrictions, the Fund may not:

          a. Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

          b. Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."

          c. Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Board of Directors of the Fund have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (a "Rule 144A Security") and determined to be liquid by the Fund's Board of Directors are not subject to the limitations set forth in this investment restriction.

          d. Notwithstanding fundamental investment restriction (7) above, the Fund will not borrow amounts in excess of 5% of its total assets taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Fund shares. In addition, the Fund will not purchase securities while borrowings are outstanding.

          e. Change its policy of investing, under normal market conditions, at least 80% of its net assets in fixed-income securities rated in the lower rating categories or unrated securities of comparable quality and at least 80% of its net asset in fixed-income securities issued by U.S. companies unless the Fund provides shareholders with at least 60 days prior written notice of such change.

     The Trust has adopted investment restrictions substantially identical to the foregoing, which are non-fundamental policies of the Trust and may be changed by the Trustees of the Trust.

     If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

     In addition, to comply with tax requirements under the Internal Revenue Code of 1986 for qualification as a "regulated investment company," the Trust's investments will be limited in a manner such that, at the close of each quarter of each fiscal year, (a) no more than 25% of the Trust's total assets are invested in the securities of a single issuer, and (b) with regard to at least 50% of the Trust's total assets, no more than 5% of its total assets are invested in the securities of a single issuer. These tax-related limitations may be changed by the Trustees of the Trust to the extent necessary to comply with changes to the Federal tax requirements.

     The staff of the Commission has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. Therefore, the Fund and the Trust have adopted an investment policy pursuant to which neither the Fund nor the Trust will purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions the sum of the market value of OTC options currently outstanding which are held by the Fund or Trust, the market value of the securities underlying OTC call options currently outstanding which have been sold by the Fund or Trust and margin deposits on the Fund or Trust's outstanding OTC options exceed l5% of the net assets of the Fund or Trust, taken at market value, together with all other assets of the Fund or Trust which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Fund or Trust to a dealer in U.S. Government securities recognized as a

"primary dealer" by the Federal Reserve Bank of New York and the Fund or Trust has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Fund or Trust will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying security minus the option's exercise price).

     Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Manager, the Fund is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Without such an exemptive order, the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

MANAGEMENT OF THE FUND

Directors and Officers

     The Directors of the Fund consist of eight individuals, seven of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Directors"). The same individuals serve as Trustees of the Trust. The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

     Each non-interested Director is a member of the Fund's Audit and Oversight Committee (the "Committee"). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties.

     Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Manager and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM"), ("MLIM/FAM advised Funds") and other public directorships:


                                                                                            Number of
                                                                                            MLIM/FAM-               Other
                            Position(s)    Term of Office+++                                Advised Funds          Directorships
Name, Address* & Age           Held          and Length           Principal Occupation(s)   and Portfolios           Held by
of Director                 with Fund      of Time Served           During Past 5 Years        Overseen              Director
--------------------        -----------    -------------------    ------------------------  -----------------     ----------------
Ronald W. Forbes (61)       Director       Director since 1998    Professor Emeritus of     45 registered         None
                                                                  Finance, School of        investment
                                                                  Business, State           companies
                                                                  University of New York    consisting of 54
                                                                  at Albany since 2000;     portfolios
                                                                  and Professor thereof
                                                                  from 1989 to 2000;
                                                                  International
                                                                  Consultant, Urban
                                                                  Institute, Washington
                                                                  D.C., from 1995 to 1999.

Cynthia A. Montgomery (49)  Director       Director since 1998    Professor, Harvard        45 registered         UnumProvident
                                                                  Business School since     investment companies  Corporation
                                                                  1989; Associate           consisting of 54      (insurance
                                                                  Professor, J.L. Kellogg   portfolios            products);
                                                                  Graduate School of                              Newell Rubbermaid
                                                                  Management, Northwestern                        Inc.
                                                                  University from 1985 to
                                                                  1989; Associate
                                                                  Professor, Graduate
                                                                  School of Business
                                                                  Administration, the
                                                                  University of Michigan
                                                                  from 1979 to 1985.

Charles C. Reilly (70)      Director       Director since 1998    Self employed financial   45 registered         None
                                                                  consultant since 1990;    investment companies
                                                                  President and Chief       consisting of 54
                                                                  Financial Officer of      portfolios
                                                                  Verus Capital Inc. from
                                                                  1979 to 1990; Senior
                                                                  Vice President of Amhold
                                                                  and S. Bleichroeder,
                                                                  Inc. from 1973 to 1990;
                                                                  Adjunct Professor,
                                                                  Columbia University
                                                                  Graduate School of
                                                                  Business from 1990 to
                                                                  1991; Adjunct Professor,
                                                                  Wharton School,
                                                                  University of
                                                                  Pennsylvania from 1989
                                                                  to 1990; Partner, Small
                                                                  Cities Cable Television
                                                                  from 1986 to 1997.

                                       20




                                                                                            Number of
                                                                                            MLIM/FAM-               Other
                            Position(s)    Term of Office+++                                Advised Funds          Directorships
Name, Address* & Age           Held          and Length           Principal Occupation(s)   and Portfolios           Held by
of Director                 with Fund      of Time Served           During Past 5 Years        Overseen              Director
--------------------        -----------    -------------------    ------------------------  -----------------     ----------------

Kevin A. Ryan (69)          Director       Director since 1998    Founder and currently     45 registered         None
                                                                  Director Emeritus of      investment companies
                                                                  The Boston University     consisting of 54
                                                                  Center for the            portfolios
                                                                  Advancement of Ethics
                                                                  and Character and
                                                                  Director thereof from
                                                                  1989 to 1999; Professor
                                                                  from 1982 to 1999 and
                                                                  currently Professor
                                                                  Emeritus of Education
                                                                  of Boston University;
                                                                  formerly taught on the
                                                                  faculties of The
                                                                  University of Chicago,
                                                                  Stanford University and
                                                                  Ohio State University

Roscoe S. Suddarth (66)     Director       Director since 1998    Former President,         45 registered         None
                                                                  Middle East Institute     investment companies
                                                                  from 1995 to 2001;        consisting of 54
                                                                  Foreign Service           portfolios
                                                                  Officer,
                                                                  United States Foreign
                                                                  Service from 1961 to
                                                                  1995; Deputy
                                                                  Inspector General,
                                                                  U.S. Department of
                                                                  State, from 1991 to
                                                                  1994; U.S. Ambassador
                                                                  to the Hashemite
                                                                  Kingdom of Jordan,
                                                                  from 1987 to 1990.

Richard R. West (63)        Director       Director since 1998    Professor of Finance      49 registered         Browne & Co.,
                                                                  since 1984, and           investment companies (Inc. (financial
                                                                  currently Dean Emeritus   consisting of 62      printers);
                                                                  of New York University    portfolios           (Vornado Realty
                                                                  Leonard N. Stern School                         Trust (real
                                                                  of Business                                     estate holding
                                                                  Administration                                  company);
                                                                                                                  Alexander's Inc.
                                                                                                                  (real estate
                                                                                                                  company)

Edward D. Zinbarg (67)      Director       Director since 1998    Self employed financial   45 registered         None
                                                                  consultant since 1994;    investment companies
                                                                  Executive Vice            consisting of 54
                                                                  President of the          portfolios
                                                                  Prudential Insurance
                                                                  Company of America from
                                                                  1988 to 1994; Former
                                                                  Director of Prudential
                                                                  Reinsurance Company and
                                                                  former Trustee of the
                                                                  Prudential Foundation


--------

* The address of each non-interested Director is P.O.Box 9011, Princeton, New Jersey 08543-9011.

+++ Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until the earlier of his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

     Certain biographical and other information relating to the Director who is an "interested person" of the Fund as defined in the Investment Company Act (the "Interested Director") and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised Funds and public directorships held:


                                                                                            Number of
                                                                                            MLIM/FAM-               Other
                            Position(s)    Term of Office+++                                Advised Funds          Directorships
Name, Address* & Age           Held          and Length           Principal Occupation(s)   and Portfolios           Held by
of Director                 with Fund      of Time Served           During Past 5 Years        Overseen              Director
--------------------        -----------    -------------------    ------------------------  -----------------     ----------------
Terry K. Glenn (61)++       President and  Director+++ since      Chairman Americas         115 registered        None
                            Director       1999 President since   Region since 2001, and    investment companies
                                           1999                   Executive Vice            and 183 portfolios
                                                                  President since 1983 of
                                                                  Fund Asset Management
                                                                  ("FAM") and Merrill
                                                                  Lynch Investment
                                                                  Managers, L.P.
                                                                  ("MLIM"); President of
                                                                  Merrill Lynch Mutual
                                                                  Funds since 1999;
                                                                  President of FAM
                                                                  Distributors, Inc.
                                                                  ("FAMD") since 1986 and
                                                                  Director thereof since
                                                                  1991; Executive Vice
                                                                  President and Director
                                                                  of Princeton Services,
                                                                  Inc. ("Princeton
                                                                  Services") since 1993;
                                                                  President of Princeton
                                                                  Administrator, L.P.
                                                                  since 1988; Director of
                                                                  Financial Data
                                                                  Services, Inc., since
                                                                  1985

Donald C. Burke (42)        Vice President Vice President and     First Vice President of   116 registered        None
                            and Treasurer  Treasurer since 1999   FAM and MLIM since 1997   investment
                                                                  and the Treasurer         companies and
                                                                  thereof since 1999;       184 portfolios
                                                                  Senior Vice President
                                                                  and Treasurer of
                                                                  Princeton Services
                                                                  since 1999; Vice
                                                                  President of
                                                                  FAMD since
                                                                  1999; Vice
                                                                  President of
                                                                  FAM and MLIM
                                                                  from 1990 to
                                                                  1997;
                                                                  Director of
                                                                  Taxation of
                                                                  MLIM since
                                                                  1990

B. Daniel Evans (57)        Vice President Vice President         Director of MLIM since    15 registered         None
                            and Portfolio  since 2002             2000; Vice President of   investment
                            Manager                               MLIM from 1995 to 2000    companies and
                                                                                            17 portfolios

David Clayton (35)          Secretary      Secretary since 2002   Vice President of MLIM    11 registered         None
                                                                  since 2000. Attorney in   investment companies
                                                                  private practice from     and 9 portfolios
                                                                  1995 to 2000


+ The address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011
++ Mr. Glenn is an "interested person," as defined in the Investment Company Act of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of MLIM and FAM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.
+++ As a Director Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until the earlier of his death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.
*   Elected by and serves at the pleasure of the Board of Directors of the Fund.

     Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below.



                                                                           Aggregate Dollar Range of
                                           Aggregate Dollar Range          Securities in Supervised
    Name                                   of Equity in the Fund              Merrill Lynch Funds
---------                                ----------------------------     ----------------------------
Interested Trustee:
  Terry K. Glenn                                     None                       over $100,000

Non-Interested Trustees:
  Ronald W. Forbes                                $1-$10,000                    over $100,000
  Cynthia A. Montgomery                              None                     $10,001-$50,000
  Charles C. Reilly                            $10,001-$50,000                  over $100,000
  Kevin A. Ryan                               $50,001-$100,000                  over $100,000
  Roscoe S. Suddarth                                 None                       over $100,000
  Richard R. West                                    None                       over $100,000
  Edward D. Zinbarg                                  None                       over $100,000


     As of December 31, 2001, the Directors and Officers of the Fund as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the non-interested Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").

Compensation of Directors/Trustees

     The Fund and the Trust pay each non-interested Director/Trustee a combined fee, for service on the Board and the Committee, of $4,400 per year plus $325 per in person Board meeting attended. The Fund and the Trust also compensate members of their Audit and Oversight Committee (the "Committee"), which consists of all of the non-interested Directors, at a rate of $325 per in person Committee meeting attended. Each of the Co-Chairmen of the Committee receives an additional amount of $1,000 per year. The Fund and the Trust reimburse each non-interested Director for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings. The Board and the Committee met four times during the fiscal year ended March 31, 2002.

     The following table shows the compensation earned by the non-interested Directors/Trustees for the Fund's/Trust's fiscal year ended March 31, 2002 and the aggregate compensation paid to them from all registered investment companies advised by the Manager and its affiliate, MLIM ("MLIM/FAM-advised funds"), for the calendar year ended December 31, 2001.

                                                   Pension or Retirement                             Aggregate Compensation
                                                     Benefits Accrued                               from Fund/Trust and other
                          Compensation from        as Part of Fund/Trust   Estimated Annual Benefits   MLIM/FAM-Advised
Director/Trustee             Fund/Trust                   Expense               upon Retirement             Funds(1)
------------------     --------------------    --------------------------  ------------------------- --------------------------
Ronald W. Forbes*           $5,500                        None                      None                   $293,400
Cynthia A. Montgomery       $4,700                        None                      None                   $234,567
Charles C. Reilly*          $5,500                        None                      None                   $293,400
Kevin A. Ryan               $5,000                        None                      None                   $261,067
Roscoe S. Suddarth          $5,000                        None                      None                   $250,633
Richard R. West             $5,000                        None                      None                   $298,567
Edward D. Zinbarg           $5,000                        None                      None                   $250,633
------------------

*    Co-Chairman of the Audit and Oversight Committee.

(1) The Directors/Trustees serve on the boards of MLIM/FAM-advised funds as follows: Mr. Forbes (45 registered investment companies consisting of 54 portfolios); Ms. Montgomery (45 registered investment companies consisting of 54 portfolios); Mr. Reilly (45 registered investment companies consisting of 54 portfolios); Mr. Ryan (45 registered investment companies consisting of 54 portfolios); Mr. Suddarth (45 registered investment companies consisting of 54 portfolios); Mr. West (49 registered investment companies consisting of 62 portfolios); and Mr. Zinbarg (45 registered investment companies consisting of 54 portfolios).

Management and Advisory Arrangements

     Prior Management Arrangements. Prior to the conversion to a "master/feeder" structure, all management and administrative services were provided directly at the Fund level and were paid pursuant to the Fund's investment management contract at a fee rate of 0.60% of the average daily net assets of the Fund. The services provided to the Fund included all those described below in "Present Advisory Services and Fee," "Payment of Trust Expenses" and "Administration Arrangements."

     The table below sets forth information about the total fees paid by the Fund and/or the Trust to FAM for the periods indicated.

                                                            Management Fee
                                                       ---------------------
                Fiscal Year ended March 31,               Trust      Fund
                ---------------------------            ----------  ---------

2002                                                   $1,890,075  $        0
2001+                                                  $1,080,087  $1,470,326
2000                                                       N/A     $4,316,385
--------
+  Trust commenced operations on September 1, 2000.

     Prior to the conversion to a "master/feeder" structure, the Manager had entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with Merrill Lynch Asset Management U.K. ("MLAM U.K."), an indirect, wholly owned subsidiary of ML & Co. and an affiliate of the Manager, pursuant to which the Manager paid MLAM U.K. a fee for providing investment advisory services to the Manager with respect to the Fund in an amount to be determined from time to time by the Manager and MLAM U.K. but in no event in excess of the amount that the Manager actually received for providing services to the Fund pursuant to the Investment Management Agreement. For the fiscal years ended March 31, 2002 and 2001 and 2000, the Manager paid no fees to MLAM U.K. The address of MLAM U.K. is Milton Gate, 1 Moore Lane, London EC2Y 9MA, England.

     Present Management Arrangements. The Fund invests all of its assets in shares of the Trust. Accordingly, the Fund does not invest directly in portfolio securities and does not require investment advisory services. All portfolio management occurs at the level of the Trust. The Manager acts as the manager for the Trust and provides the Trust with management services pursuant to a management agreement between Fund Asset Management, L.P. and the Trust (the "Management Agreement"). The Manager (the general partner of which is Princeton Services, a wholly owned subsidiary of ML & Co.) is itself a wholly owned affiliate of ML & Co. and has its principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. ML & Co., which has its principal place of business at 250 Vesey Street, New York, New York 10281, is a financial services firm.

     At a meeting of the Board of Trustees held on June 5, 2002 the Board approved the continuation of the Trust's Management Agreement for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Manager under the Management Agreement, as well as other services provided by the Management Agreement and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Management Agreement and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. The Board also considered the Manager's costs of providing services, and the direct and indirect benefits to the Manager from its relationship with the Trust. The benefits considered by the Board included not only the Manager's compensation for investment advisory services under the Management Agreement, but also compensation paid to the Manager or its affiliates for other non-advisory services provided to the Trust and the Trust's profitability to the Manager. The Board also considered the Manager's access to research services from brokers to which the Manager may have allocated portfolio brokerage in a "soft dollar" arrangement. In connection with its consideration of the Management Agreement, the Board also compared the Trust's advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economics of scale that the Manager may experience as result of growth in the Trust's assets. The Board also reviewed materials supplied by the Fund counsel that were prepared for use by the Board in fulfilling its duties under the Investment Company Act and state law.

     Based on the information reviewed and the discussions, the Board concluded that it was satisfied with the nature and quality of the services provided by the Manager to the Trust and the Fund and that the management fee rate was reasonable in relation to such services. The non-interested Directors were represented by independent counsel who assisted the non-interested Trustees in their deliberations.

     The Manager is a limited partnership, the partners of which are ML & Co. and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Manager as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

     B. Daniel Evans serves as the Portfolio Manager of the Trust. He is primarily responsible for the day to day management of the Trust. Mr. Evans has been a Director of MLIM since 2000, Vice President of MLIM from 1995 to 2000 and a portfolio manager since 2001.

     While the Manager is at all times subject to the supervision of the Board of Trustees of the Trust, the Management Agreement provides that the Manager, subject to review by the Board of Trustees, is responsible for the actual management of the Trust and has responsibility for making decisions to buy, sell or hold any particular security. The Manager provides the portfolio managers for the Trust, who consider information from various sources, make the necessary investment decisions and effect transactions accordingly. The Manager is also obligated to perform certain administrative and management services for the Trust and is obligated to provide all the office space, facilities, equipment and personnel necessary to perform its duties under the Management Agreement.

     Securities held by the Trust may also be held by other funds for which the Manager or MLIM acts as an adviser or by investment advisory clients of MLIM. Because of different investment objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Trust or for other funds for which the Manager or MLIM acts as manager or for their advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or MLIM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

     Management Fee. As compensation for its services to the Trust, the Manager receives at the end of each month a fee at an annual rate equal to 0.35% of the Trust's average daily net assets.

     Payment of Trust Expenses. The Management Agreement obligates the Manager to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Directors of the Fund and trustees of the Trust who are affiliated persons of ML & Co. or any of its affiliates. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust, including, among other things: taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, except to the extent paid by the Distributor; charges of the custodian and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal, state or foreign laws; fees and expenses of non-interested Trustees; accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Trust. Certain accounting services are provided for the Trust by State

Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust will pay a fee for these services. In addition, the Trust will reimburse the Manager for certain additional accounting services.

     Payment of Fund Expenses. The Fund pays, or causes an affiliate to pay, all other expenses incurred in the operation of the Fund (except to the extent paid by the Distributor, see "Distribution Expenses" below), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of non-interested Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the offering of its shares. Certain accounting services are provided to the Fund by State Street pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Manager for certain additional accounting services.

     Administration Arrangements. The Fund has entered into an administration agreement with FAM (the "Administrator") as Administrator (the "Administration Agreement"). The Administrator receives for its services to the Fund monthly compensation at the annual rate of 0.25% of the average daily net assets of the Fund.

     The Administration Agreement obligates the Administrator to provide certain administrative services to the Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Fund. The Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers, Directors and Trustees who are affiliated persons of the Administrator or any of its affiliates. The Fund pays, or causes to be paid, all other expenses incurred in the operation of the Fund (except to the extent paid by the Distributor), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and Financial Data Services, Inc. (the "Transfer Agent"), expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of its shares. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans." Accounting services are provided to the Fund by the Administrator, and the Fund reimburses the Administrator for its costs in connection with such services.

     Duration and Termination. Unless earlier terminated as described below, the Management Agreement and the Administration Agreement each will remain in effect for two years from its effective date. Thereafter, it will remain in effect from year to year if approved annually (a) by the Board of Directors and
(b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

Transfer Agency Services

     Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class D shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(SM) Program (the "MFA Program"). For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

     The table below sets forth information about the total amounts paid by the Fund to the Transfer Agent for the periods indicated.

Fiscal year ended March 31,                                Transfer Agent Fee*
----------------------------                               -------------------
2002                                                       $           563,341
2001                                                       $           391,007
2000                                                       $           495,201
--------
* During the fiscal years ended March 31, 2000 and 2001, and the period from April 1, 2001 to June 30, 2001, the Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates had been in effect for the periods shown, the fees paid may have been higher. The current rates became effective on July 1, 2001.

     Accounting Services. The Fund and the Trust entered into an agreement with State Street, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund and the Trust. The Fund and the Trust pay a fee for these services. Prior to January 1, 2001, the Manager provided accounting services to the Fund and the Trust. The Fund and the Trust reimbursed the Manager for the cost of these services. The Manager continues to provide certain accounting services to the Fund and the Trust. The Fund and the Trust reimburse the Manager for these services.

     The table below shows the amounts paid by the Fund and the Trust to State Street and to the Manager in connection with accounting services for the periods indicated.

                                                 Fund                           Trust
                                    ------------------------------   -------------------------------
                                      Paid to         Paid to the       Paid to       Paid to the
Fiscal year ended March 31,         State Street       Manager        State Street*     Manager
----------------------------        ------------     -------------   -------------   ---------------
2002                                $          0     $      19,311   $     147,243   $      28,205
2001+                               $          0**   $           0   $      59,571** $     123,359
2000                                      N/A        $     209,423            N/A             N/A
-------

*   For providing accounting services to the Fund and the Trust.
** Represents payments pursuant to the agreement with State Street commencing on January 1, 2001.
+   The Trust commenced operations on September 1, 2000.

Code of Ethics

     The Board of Trustees of the Trust and the Board of Directors of the Fund each have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust and the Fund, the Manager and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts including securities that may be purchased or held by the Fund.

                               PURCHASE OF SHARES

     Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus. The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System which permits each investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of the time the investor expects to hold the shares and other relevant circumstances. Investors should determine whether under their particular circumstances it is more advantageous to incur an initial sales charge or to have the entire initial purchase price invested in the Fund with the investment thereafter being subject to ongoing account maintenance and distribution fees and a possible CDSC if shares are redeemed during the applicable CDSC period. The shares of each class may be purchased at a price equal to the next determined net asset value per share subject to the sales charges and ongoing fee arrangements described below. Class A and Class D shares are sold to investors choosing the initial sales charge alternatives and Class B and Class C shares are sold to investors choosing the deferred sales charge alternatives.

     The Distributor, an affiliate of both the Manager and Merrill Lynch, acts as the distributor of the shares. Shares may be purchased from the Distributor or from other securities dealers, including Merrill Lynch, with whom the Distributor has entered into selected dealer agreements. The minimum initial purchase in the Fund is $1,000 and the minimum subsequent purchase in the Fund is $50, except that for (i) retirement plans the minimum initial purchase in the Fund is $100 and the minimum subsequent purchase is $1, and (ii) for shareholders, who are participants in a Mutual Funds Adviser ("MFA") program administered by Merrill Lynch, the minimum initial purchase is $250 and the minimum subsequent purchase is $50. Merrill Lynch may charge its customers a processing fee (currently $5.35) to confirm a sale of shares to such customers. Purchases made directly through the Transfer Agent are not subject to the processing fee.

     Each Class A, Class B, Class C and Class D share of the Fund represents an identical interest in the Trust and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees, and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges ("CDSCs") and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, will be imposed directly against those classes and not against all assets of the Fund, and, accordingly, such charges will not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares will be calculated in the same manner at the same time and will differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution
Plan). Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

     The Merrill Lynch Select PricingSM System is used by more than 50 registered investment companies advised by MLIM or its affiliate, FAM. Funds advised by MLIM or FAM that use the Merrill Lynch Select Pricing(SM) System are referred to herein as "Select Pricing Funds."

     The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge applicable to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase order by the Distributor. As to purchase orders received by securities dealers or other financial intermediaries prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time), which includes orders received after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. Dealers or other financial intermediaries have the responsibility of submitting purchase orders to the Fund not later than 30 minutes after the close of business on the NYSE in order to purchase shares at that day's offering price.

     Investors should understand that the purpose and function of the initial sales charges with respect to Class A and Class D shares are the same as those of the CDSC and distribution fees with respect to Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares. Investors are advised that only Class A and Class D shares may be available for purchase through securities dealers, other than Merrill Lynch, that are eligible to sell shares.

     The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of each class of shares of the Fund ("the Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provision as the Management Agreement described under "Management of the Fund -- Management and Advisory Arrangements."

     The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, the securities dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain securities dealers or other financial intermediaries may charge their customers a processing fee to confirm a purchase of shares. For example, the fee currently charged by Merrill Lynch is $5.35. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives -- Class A and Class D Shares

     Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because there is an account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charge and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other Select Pricing Funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

     The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his spouse and their children under the age of 21 years purchasing shares for his or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account (including a pension, profit-sharing or other employee benefit trust created pursuant to a plan qualified under

Section 401 of the Code) although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company which has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Eligible Class A Investors

     Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends from outstanding Class A shares. Investors who currently own Class A shares in a shareholder account including participants in the Merrill Lynch Blueprint (SM) Program, are entitled to purchase additional Class A shares in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Manager or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA (SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee, certain Merrill Lynch investment programs that offer pricing alternatives for securities transactions and purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to Merrill Lynch & Co., Inc. and its subsidiaries and their directors and employees and to members of the Boards of MLIM/FAM-advised investment companies, including the Fund. Certain persons who acquired shares of certain MLIM/FAM-advised closed-end funds in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions are met (for closed-end funds that commenced operations prior to October 21, 1994.) In addition, Class A shares of the Fund and certain other Select Pricing Funds are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. and, if certain conditions are met, to shareholders of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares -- Closed-End Fund Reinvestment Options."

     Class A and Class D Sales Charge Information

                                                                      Class A Shares
                                        ----------------------------------------------------------------------
                                        Gross Sales     Sales Charges     Sales Charges     CDSCs Received on
                                          Charges        Retained by         Paid to         Redemption of
For the Fiscal Year Ended March 31,     Collected        Distributor      Merrill Lynch    Load-Waived Shares
-----------------------------------     -------------   -------------     ---------------- -------------------
2002                                    $       2,947   $         326     $       2,622    $                 0
2001                                    $         491   $          36     $         455    $                 4
2000                                    $       2,114   $         148     $       1,966    $                 0

                                                                      Class D Shares
                                        -----------------------------------------------------------------------
                                        Gross Sales     Sales Charges     Sales Charges     CDSCs Received on
                                          Charges        Retained by         Paid to         Redemption of
For the Fiscal Year Ended March 31,     Collected        Distributor      Merrill Lynch    Load-Waived Shares
-----------------------------------     -------------   -------------     ---------------- --------------------
2002                                    $     105,840   $       9,353     $      96,487    $                 0
2001                                    $     121,169   $      14,951     $     106,218    $                 0
2000                                    $     146,029   $      15,576     $     130,453    $                 0


     The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges -- Class A and Class D Shares

     Reductions in or exemptions from the imposition of a sales load are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.

     Reinvested Dividends. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends.

     Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase Class A or Class D shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of other Select Pricing Funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

     Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A or Class D shares of the Fund or any other Select Pricing Funds made within a 13-month period starting with the first purchase pursuant to a Letter of Intent in the form provided by the Distributor. The Letter of Intent is available only to investors whose accounts are maintained at the Fund's transfer agent. The Letter of Intent is not available to employee benefit plans for which Merrill Lynch provides plan-participant recordkeeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other Select Pricing Funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares purchased does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A shares or Class D shares equal to 5% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5% of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to the reduced percentage sales charge but there will be no retroactive reduction of the sales charges on any previous purchase.

     The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from a MLIM-advised money market fund into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.

     Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access (SM) Accounts available through authorized employers that provide employer-sponsored retirement or savings plans that are eligible to purchase such shares at net asset value. The initial minimum for such accounts is $500, except that the initial minimum for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.

     Purchase Privilege of Certain Persons. Directors of the Fund, Directors or Trustees of other MLIM/FAM-advised investment companies, ML & Co. and its subsidiaries (the term "subsidiaries", when used herein with respect to ML & Co., includes MLIM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and their directors and employees, and any trust, pension, profit-sharing or other benefit plan for such persons may purchase Class A shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.

     Class D shares of the Fund will be offered at net asset value, without a sales charge, to an investor who has a business relationship with a Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor if the following conditions are satisfied. First, the investor must advise Merrill Lynch that they will purchase Class D shares of the Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis. Second, the investor must also establish that such redemption had been made within 60 days prior to the investment in the Fund, and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

     Class D shares of the Fund will be offered at the net asset value, without sales charge, to an investor who has a business relationship with a Merrill Lynch Financial Advisor and who has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: First, the investor must advise Merrill Lynch that the investor will purchase Class D shares of the Fund with proceeds from a redemption of such shares of other mutual funds that have been outstanding for a period of no less than six months. Second, the investor must also establish that such purchase of Class D shares had been made within 60 days after the redemption and the proceeds from the redemption must have been maintained in the interim in cash or a money market fund.

     Class D shares of the Fund are also offered at net asset value, without a sales charge, to an investor who has a business relationship with a Merrill Lynch Financial Advisor and who has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated, if the following conditions are satisfied:
First, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and such fund was subject to a sales charge either at the time of purchase or on a deferred basis; Second, such purchase of Class D shares must be made within 90 days after such notice of termination.

     Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at 1-800-237-7777.

     Closed-End Fund Investment Option. Class A shares of the Fund and other Select Pricing Funds ("Eligible Class A shares") are offered at net asset value to shareholders of certain closed-end funds advised by the Investment Adviser or FAM who purchased such closed-end fund shares prior to October 21, 1994 (the date Merrill Lynch Select Pricing (SM) System commenced operations) and wish to reinvest the net proceeds of a sale of their closed-end fund shares of common stock in Eligible Class A shares of the Fund, if the conditions set forth below are satisfied. Alternatively, closed-end fund shareholders who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of their closed-end fund shares are offered Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund and other Select Pricing Funds ("Eligible Class D shares") if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Class D shares. Second, the closed-end fund shares must either have been acquired in the initial public offering or be shares representing dividends from shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, the shareholder must have purchased a minimum of $250 of closed-end fund shares to be eligible for the reinvestment option.

     Subject to the conditions set forth below, shares of the Fund are offered at net asset value to holders of the common stock of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund, and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of the Fund. In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund's prospectus) is applicable. Purchase orders from eligible fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of the Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor have held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

     TMA(SM) Managed Trusts. Class A shares are offered to TMA (SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services at net asset value.

     Acquisition of Certain Investment Companies. Class D shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or public or private investment company.

     Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class D shares of the Fund through certain financial advisers, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Manager from time to time.

Deferred Sales Charge Alternatives -- Class B and Class C Shares

     Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in MLIM-advised mutual funds.

     Because no initial sales charges are deducted at the time of purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors who do not qualify for a reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares of the Fund will be converted into Class D shares of the Fund after a conversion period of approximately ten years, and thereafter investors will be subject to lower ongoing fees.

     Certain investors may elect to purchase Class B shares if they determine it to be most advantageous to have all their funds invested initially and intend to hold their shares for an extended period of time. Investors in Class B shares should take into account whether they intend to redeem their shares within the CDSC period and, if not, whether they intend to remain invested until the end of the conversion period and thereby take advantage of the reduction in ongoing fees resulting from the conversion into Class D shares. Other investors, however, may elect to purchase Class C shares if they determine that it is advantageous to have all their assets invested initially and they are uncertain as to the length of time they intend to hold their assets in Select Pricing Funds. Although Class C shareholders are subject to a shorter CDSC period at a lower rate, they forgo the Class B conversion feature, making their investment subject to account maintenance and distribution fees for an indefinite period of time. In addition, while both Class B and Class C distribution fees are subject to the limitations on asset-based sales charges imposed by the NASD, the Class B distribution fees are further limited under a voluntary waiver of asset-based sales charges. See "Purchase of Shares -- Limitations on the Payment of Deferred Sales Charges."

     The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. As discussed below, Class B shares are subject to a four year CDSC, while Class C shares are subject only to a one year CDSC. On the other hand, approximately ten years after Class B shares are issued, such Class B shares, together with shares issued upon dividend reinvestment with respect to those shares, are automatically converted into Class D shares of the Fund and thereafter will be subject to lower continuing fees. See "Conversion of Class B Shares to Class D Shares" below. Both Class B and Class C shares are subject to an account maintenance fee of 0.25% of net assets and a distribution fee of 0.50% and 0.55%, respectively, of net assets. See "Distribution Plans." The proceeds from the account maintenance fees are used to compensate the Distributor and Merrill Lynch (pursuant to a sub-agreement) for providing continuing account maintenance activities.

     Class B and Class C shares are sold without an initial sales charge so that the Fund will receive the full amount of the investor's purchase payment. Merrill Lynch compensates its financial consultants for selling Class B and Class C shares at the time of purchase from its own funds. See "Distribution Plans".

     Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial consultants for selling Class B and Class C shares. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. Approximately ten years after issuance, Class B shares will convert automatically into Class D shares of the Fund, which are subject to an account maintenance fee but no distribution fee. Class B shares of certain other Select Pricing Funds into which exchanges may be made convert into Class D shares automatically after approximately eight years. If Class B shares of the Fund are exchanged for Class B shares of another Select Pricing Fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

     Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges." Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

Class B and Class C Sales Charge Information

                                                                                                Class B Shares*
                                                                                -----------------------------------------------
                                                                                CDSCs Received
    For Fiscal Year Ended March 31,                                             by Distributor    CDSCs Paid to Merrill Lynch
    --------------------------------------------                                ----------------  -----------------------------
    2002                                                                        $        701,960  $                    701,960
    2001                                                                        $      1,309,386  $                  1,309,386
    2000                                                                        $      1,968,954  $                  1,968,954


                                                                                                Class C Shares
                                                                                ------------------------------------------------
                                                                                CDSCs Received
    For Fiscal Year Ended March 31,                                             by Distributor    CDSCs Paid to Merrill Lynch
    --------------------------------------------                                ----------------  ------------------------------
    2002                                                                        $         60,459  $                     60,459
    2001                                                                        $         19,722  $                     19,722
    2000                                                                        $        151,051  $                    151,051
    --------------------


*Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.

     Contingent Deferred Sales Charge -- Class B Shares. Class B shares which are redeemed within four years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from reinvestment of dividends or capital gains distributions.

The following table sets forth the Class B CDSC:

Year Since Purchase Payment Made              CDSC as a Percentage of Dollar Amount Subject to Charge
--------------------------------              --------------------------------------------------------
0-1                                                                                               4.0%
1-2                                                                                               3.0%
2-3                                                                                               2.0%
3-4                                                                                               1.0%
4 and thereafter                                                                                  0.0%


     In determining whether a contingent deferred sales charge is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over four years or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the four-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

     To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12, and during such time, the investor has acquired 10 additional shares through dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to the charge because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 2.0% (the applicable rate in the third year after purchase).

     Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

     The Class B CDSC may be waived on redemptions of shares made in connection with post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Code) of a shareholder or involuntary termination of any account in which Fund shares are held. The Class B CDSC may also be waived on redemptions of shares in connection with certain group plans through the Merrill Lynch Blueprint(SM) Program or in connection with the Systematic Withdrawal Plan. See "Shareholder Services -- Systematic Withdrawal Plans" and
" -- Merrill Lynch Blueprint(SM) Program." The contingent deferred sales charge also may be waived on redemption of shares by certain eligible 401(a) and eligible 401(k) plans. The CDSC may also be waived for any Class B shares that are purchased by an eligible 401(k) or eligible 401(a) plans and are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied Individual Retirement Account and held in such account at the time of redemption and for any Class B shares that were acquired and held at the time of the redemption in an Employee Access(SM) Account available through employers providing eligible 401(k) plans. The Class B CDSC may also be waived for any Class B shares that are purchased within qualifying Employee Access(SM) Accounts. The terms of the CDSC may be modified for redemptions made in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder
Services -- Fee-Based Programs" and " -- Systematic Withdrawal Plan."

     In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

     Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

Deferred Sales Charge -- Class B and Class C Shares

     While Class B shares of the Fund redeemed within four years of purchase are subject to a contingent deferred sales charge under most circumstances, the charge is waived on redemptions of Class B shares in certain instances including in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability of a Class B shareholder. Redemptions for which the waiver applies in the case of such withdrawals are: (a) any partial or complete redemption in connection with a distribution following retirement under a tax-deferred retirement plan or attaining age 59 1/2 in the case of an IRA or other retirement plan, or part of a series of equal periodic payments (not less frequently than annually) made for the life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA; or (b) any partial or complete redemption following the death or disability (as defined in the Internal Revenue Code) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability.

     Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.

     In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase, and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

     The Conversion Period is modified for shareholders who purchased Class B shares through certain retirement plans which qualified for a waiver of the CDSC normally imposed on purchases of Class B shares ("Class B Retirement Plans"). When the first share of any Select Pricing Funds purchased by a Class B Retirement Plan has been held for ten years (i.e., ten years from the date the relationship between MLIM-advised mutual funds and the Plan was established), all Class B shares of all MLIM-advised mutual funds held in that Class B Retirement Plan will be converted into Class D shares of the appropriate funds. Subsequent to such conversion, that retirement plan will be sold Class D shares of the appropriate funds at net asset value per share.

     In the event that all Class B shares of the Fund held in a single account are converted to Class D shares on a Conversion Date, shares representing reinvestment of declared but unpaid dividends on those Class B shares also will be converted to Class D shares; otherwise, only Class B shares purchased through reinvestment of dividends paid will convert to Class D shares on the Conversion Date.

     The Conversion Period also is modified for retirement plan investors which participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

     Contingent Deferred Sales Charge -- Class C Shares. Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends or capital gains distributions. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services -- Fee-Based Programs." The Class C CDSC of the Fund and certain other MLIM-advised mutual funds may be waived with respect to Class C shares purchased by an investor with the net proceeds of a tender offer made by certain MLIM-advised closed end funds, including Merrill Lynch Senior Floating Rate Fund II, Inc. Such waiver is subject to the requirement that the tendered shares shall have been held by the investor for a minimum of one year, and to such other conditions as are set forth in the prospectus for the related closed end fund.

     In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

     Conversion of Class B Shares to Class D Shares. After approximately ten years (the "Conversion Period"), Class B shares will be converted automatically into Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset values of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for federal income tax purposes.

     In addition, shares purchased through reinvestment of dividends on Class B shares will also convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at a Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

     Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or numbers of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Certain others plans may purchase Class B shares with a waiver of CDSC upon redemption, based on similar criteria. Such Class B shares will convert into Class D shares approximately ten years after the plan purchases the share of any FAM/MLIM-advised mutual fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.

Distribution Plans

     Reference is made to "Key Facts -- Fees and Expenses" in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes. The Class B and Class C Distribution Plans provide for the payment of account maintenance fees and distribution fees, and the Class D Distribution Plan provides for the payment of account maintenance fees.

     The Distribution Plans for Class B, Class C and Class D shares each provide that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares.

     The Distribution Plans for Class B, Class C and Class D shares each provides that the Fund pay the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor. Merrill Lynch, a selected dealer or other financial intermediary (pursuant to a sub-agreement) in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan).

     The Distribution Plans for Class B and Class C shares each provide that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.50% for Class B shares and 0.55% for Class C shares of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial consultants or other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B and Class C shares through selected securities dealers and other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial consultants, selected securities dealers or other financial intermediaries in connection with the sale of the Class B and Class C shares. In this regard, the purpose and function of the ongoing distribution fees and the CDSC are the same as those of the initial sales charge with respect to the Class A and Class D shares of the Fund in that the deferred sales charges provide for the financing of the distribution of the Fund's Class B and Class C shares.

     As of March 31, 2002, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by approximately $5,646,948 (1.69% of Class B net assets at that date). As of March 31, 2002, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $1,862,194 (2.02% of Class C net assets at that date).

     For the fiscal year ended March 31, 2002, the Fund paid the Distributor $2,602,243, pursuant to the Class B Distribution Plan (based on average net daily assets subject to such Class B Distribution Plan of approximately $347.9 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended March 31, 2002, the Fund paid the Distributor $687,304, pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $86.1 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended March 31, 2002, the Fund paid the Distributor $185,091, pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $74.2 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.

     The payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred, and accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans. This information is presented annually as of December 31 of each year on a "fully allocated accrual" basis and quarterly on a "direct expenses and revenue/cash" basis. On the fully allocated accrual basis, revenues consist of the account maintenance fees, distribution fees, the CDSC and certain other related revenues, and expenses consist of financial consultant compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expenses. On the direct expense and revenue/cash basis, revenues consist of the account maintenance fees, distribution fees and contingent deferred sales charges, and the expenses consist of financial consultant compensation.

     Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly and in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans annually. Distribution related revenues consist of the account maintenance fees, distribution fees, and the

CDCSs, and distribution related expenses consist of financial branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense.

     The Fund has no obligation with respect to distribution and/or account maintenance-related expenses incurred by the Distributor and Merrill Lynch in connection with Class B, Class C and Class D shares, and there is no assurance that the Directors of the Fund will approve the continuance of the Distribution Plans from year to year. However, the Distributor intends to seek annual continuation of the Distribution Plans. In their review of the Distribution Plans, the Directors will be asked to take into consideration expenses incurred in connection with the account maintenance and/or distribution of each class of shares separately. The initial sales charge, the account maintenance fee, the distribution fee and/or the CDSCs received with respect to one class will not be used to subsidize the sale of shares of another class. Payments of the distribution fee on Class B shares will terminate upon conversion of those Class B shares into Class D shares as set forth under "Deferred Sales Charge Alternatives -- Class B and Class C Shares -- Conversion of Class B Shares to Class D Shares."

     Payments of the account maintenance fees and/or distribution fees are subject to the provisions of Rule 12b-1 under the Investment Company Act. See "Additional Information -- Description of Shares." Among other things, each Distribution Plan provides that the Distributor will provide and the Directors will review quarterly reports of the disbursement of the account maintenance fees and/or distribution fees paid to the Distributor. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and to its related class of shareholders. Each Distribution Plan further provides that, so long as such Distribution Plan remains in effect, the selection and nomination of Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act, will be committed to the discretion of the non-Interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-Interested Directors concluded that there is a reasonable likelihood that such Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-Interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of Directors, including a majority of the non-Interested Directors who have no direct or indirect financial interest in such Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of such Distribution Plan and any reports made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such reports, the first two years in an easily accessible place.

Limitations on the Payment of Deferred Sales Charges

     The maximum sales charge rule in the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") imposes a limitation on certain asset-based sales charges, such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares, and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee.

In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.

     The following tables set forth comparative information as of March 31, 2002 with respect to Class B shares and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor's voluntary maximum.



                                                         Data Calculated as of March 31, 2002
                                        -------------------------------------------------------------------------------------------
                                                                            (in thousands)
                                                                                             Amounts                     Annual
                                                   Allowable     Allowable                 Previously                 Distribution
                                       Eligible    Aggregate    Interest on    Maximum      Paid to       Aggregate      Fee at
                                        Gross        Sales        Unpaid        Amount     Distributor     Unpaid     Current Net
                                       Sales(1)    Charges(2)    Balance(3)    Payable         (4)        Balance    Asset Level(5)
                                      ----------  ------------  ------------   ----------  -------------  ---------- --------------
Class B Shares for the fiscal year
ended March 31, 2002
Under NASD Rule as Adopted             $ 659,271   $ 44,285     $  10,302      $  54,587    $  12,533     $  42,054    $    1,673
Under Distributor's Voluntary Waiver   $ 659,271   $ 44,285     $     216      $  44,501    $  12,533     $  31,968    $    1,673
Class C Shares for the fiscal year
ended March 31, 2002
Under NASD Rule as Adopted             $ 221,436   $ 13,642     $   3,200      $  16,842    $   2,245     $  14,597    $      507


-------------

(1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestments and the exchange privilege.
(2) Includes amounts attributable to exchanges from Summit Cash Reserves Fund ("Summit") which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3) Interest is computed on a monthly average prime rate basis based upon the prime rate, as reported in The Wall Street Journal , plus 1.0%, as permitted under the NASD Rule.
(4) Consists of CDSC payments, distribution fee payment and accruals See "What are the Fund's fees and expenses?" in the Prospectus. Of the distribution fee payments made with respect to Class B shares under the distribution plan in effect at that time, at a 0.75% rate, 0.50% of average daily net assets has been treated as a distribution fee and 0.25% of average daily net assets has been deemed to have been a service fee and not subject to the NASD maximum sales charge rule. See "Key Facts -- Fees and Expenses" in the Prospectus. This figure may include CDSC's that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder's participation in the Merrill Lynch Mutual Funds Advisor ("MFA") program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.
(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum or the NASD maximum.

                             REDEMPTION OF SHARES

     Reference is made to "Your Account -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus for certain information as to the redemption and repurchase of Fund shares.

     The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption for Class A and D shares, and is the net asset value per share next determined after the initial receipt of proper notice of redemption, less the applicable CDSC, if any, for Class B or Class C shares. Except for any CDSC which may be applicable to Class B or C shares, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends declared on the shares redeemed.

     The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or such Exchange is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

     The value of shares at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Trust at such time.

     The Fund intends to satisfy redemption requests through the redemption of interests in the Trust equivalent in value to the value of the shares of the Fund being redeemed.

     The Trust has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide the Trust with a temporary source of cash to be used to meet redemption requests from the Fund in extraordinary or emergency circumstances.

Redemption

     A shareholder wishing to redeem shares may do so without charge by tendering the shares directly to the Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and
(iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

     A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be for an amount less than $50,000 and be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, request is by an individual other than the accountholder of record, joint tenants are divorced, the address has changed within the last 30 days or share certificates have been issued on the account.

     Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemptions may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

     For shareholders redeeming directly with the Transfer Agent, payments will be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such shares. Normally, this delay will usually not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

     The Fund also will repurchase shares through a selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after receipt of the order by the dealer, provided that the request for repurchase is received by the selected security dealer or other financial intermediary prior to the close of business on the NYSE (generally 4:00 p.m., New York time) on the day received and that such request is received by the Fund from such selected security dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE, on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE, in order to obtain that day's closing price.

     The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Fund's Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by the Fund, however, may redeem shares as set forth above.

     Reinstatement Privilege -- Class A and Class D Shares

     Shareholders who have redeemed their Class A or Class D shares, including through repurchase, have a privilege to reinstate their accounts by purchasing Class A or Class D shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternately, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Advisor within 30 days after the date the request for redemption was accepted by the Transfer Agent or Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

     If a shareholder disposes of shares with 90 days of their acquisition and subsequently reacquires shares of the Fund pursuant to the reinstatement privilege, then the shareholder's tax basis in those shares disposed of will be reduced to the extent the load charge paid to the Fund upon the shareholder's initial purchase reduces any load charge such shareholder would have been required to pay on the subsequent acquisition in absence of the reinstatement privilege. Instead, such load charge will be treated as an amount paid for the subsequently acquired shares and will be included in the shareholder's tax basis for such shares.

Computation of Offering Price Per Share

     An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund, based on the value of the Fund's net assets and number of shares outstanding on March 31, 2002 is calculated as set forth below


                                                                      Class A      Class B       Class C      Class D
                                                                    ------------ ------------  ------------ ------------
Net Assets                                                          $38,199,628  $334,584,337  $92,233,792  $78,703,975
                                                                    ------------ ------------  ------------ ------------
Number of Shares Outstanding                                          6,252,464    54,752,330   15,094,523   12,880,943
Net Asset Value Per Share (net assets divided by number
 of shares outstanding)                                             $      6.11  $       6.11  $      6.11  $      6.11
Sales Charge (for Class A and Class D shares:
4.00% of offering price (4.17% of net asset value per
share))*                                                                    .25            **           **          .25
                                                                    ------------ ------------  ------------ ------------
Offering Price                                                      $      6.36  $       6.11  $      6.11  $      6.36
                                                                    ------------ ------------  ------------ ------------


-------------
 * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption. See "Purchase of Shares -- Deferred Sales Charges Alternatives -- Class B and Class C Shares" herein.

                     PORTFOLIO TRANSACTIONS AND BROKERAGE

     Because the Fund invests exclusively in interests of the Trust, all transactions in portfolio securities are entered into by the Trust. Subject to policies established by the Board of Trustees of the Trust, the Manager is responsible for the execution of the Trust's portfolio transactions. In executing such transactions, the Manager seeks to obtain the best net results for the Trust, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While the Manager generally seeks reasonably competitive commission rates, the Trust will not necessarily be paying the lowest commission or spread available.

     Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including the Trust. In return for such services, the Manager may pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

     Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Manager under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount of commission another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities: (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts: and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.

     To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Manager might use Trust commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the manager's individually managed portfolios is not necessarily shares by and between such personnel. Any management or other fees paid by the Trust to the Manager are not reduced as a result of the Manager's receipt of research services.

     In some cases the Manager may receive a services from a broker that has both a "research" and a "non-research" use. When this occurs, the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

     From time to time, the Trust may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The NASD has adopted rules expressly permitting these types of arrangement under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of
Section 28(e).

     In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees of the Trust and subject to best execution, the Manager may consider sales of shares of the Trust as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of the Trust neither qualifies nor disqualifies such broker or dealer to execute transactions for the Trust.

     The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to the policy established by the Board of Trustees, the Manager is primarily responsible for the portfolio decisions of the Trust and the placing of its portfolio transactions. In placing orders, it is the policy of the Trust to obtain the best price and execution for its transactions. Affiliated persons of the Trust, including Merrill Lynch, may serve as its broker in over-the-counter transactions conducted on an agency basis.

     Brokerage commissions and other transaction costs on transactions in foreign securities are generally higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There is generally less governmental supervision and regulation of foreign securities dealers and brokers than in the United States.

     The securities in which the Trust invests are primarily traded in the over-the-counter market and, where possible, the Trust deals directly with the dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere. Such dealers usually act as principals for their own account. On occasion, securities may be purchased directly from the issuer. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of portfolio securities transactions of the Trust will consist primarily of dealer or underwriter spreads. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Trust, including Merrill Lynch and any of its affiliates, will not serve as the Trust's dealer in such transactions. However, affiliated persons of the Trust may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions.

     The Trust may not purchase securities during the existence of any underwriting syndicate of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission Staff. Rule 10f-3 under the Investment Company Act sets forth conditions under which the Trust may purchase corporate bonds from an underwriting syndicate of which Merrill Lynch is a member. The rule sets forth requirements relating to, among other things, the terms of an issue of corporate bonds purchased by the Trust, the amount of corporate bonds that may be purchased in any one issue and the assets of the Trust that may be invested in a particular issue.

     The Trust's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Trust are redeemable on a daily basis in U.S. dollars, the Trust intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

     Because of the affiliation of Merrill Lynch with the Manager, the Trust is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

     The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Manager as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of the Trust, invest cash collateral received by the Trust for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Manager or its affiliates. For the fiscal year ended March 31, 2002, the first year in which the exemptive order was in effect, that affiliated entity received $0 in securities lending agent fees from the Trust.

     Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

     The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Trust brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Trust to the Manager. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Board will reconsider this matter from time to time.

     Information about the brokerage commissions paid by the Trust and the Fund (prior to its change to a "master/feeder" structure), including commissions paid to Merrill Lynch, is set forth in the following table:


                                             Aggregate Brokerage        Commissions Paid to
Period                                        Commissions Paid             Merrill Lynch
-------                                     ---------------------      --------------------
Fiscal Year ended March 31, 2002            $              2,813       $              2,813
Fiscal Year ended March 31, 2001            $             15,821       $             15,781
Fiscal Year ended March 31, 2000            $              5,938       $              5,938


     For the fiscal year ended March 31, 2002, the brokerage commissions paid to Merrill Lynch represented 100% of the aggregate brokerage commissions paid and involved 100% of the Trust's and the Fund's dollar amount of transactions involving payment of brokerage commissions.

     The rate of portfolio turnover is not a limiting factor when management deems it appropriate to purchase or sell securities. The Trust expects that its annual turnover rate should not generally exceed 100%, however, during periods when interest rates fluctuate significantly, as they have during the past few years, the Trust's portfolio turnover rate may be substantially higher. In any particular year, however, market conditions could result in portfolio activity at a greater or lesser rate than anticipated. High portfolio turnover involves correspondingly greater transaction costs in the form of commissions and dealer spreads, which are born directly by the Trust. The calculation of the rate of portfolio turnover does not include the purchase or sale of money market securities.

     The Trust intends to continue to comply with the various requirements of the Internal Revenue Code so as to qualify as a "regulated investment company" thereunder. See "Dividends, Distributions and Taxes." Accordingly, the Fund's ability to effect certain portfolio transactions may be limited.

     Because of different objectives or other factors, a particular security may be bought for one or more clients of the Manager or its affiliates when one or more clients of the Manager or its affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Manager or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager of its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                               PRICING OF SHARES

Determination of Net Asset Value

     Reference is made to "Your Account -- How Shares are Priced" in the Prospectus.

     The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     The principal asset of the Fund is its interest in the underlying Trust. The value of that interest is based on the net assets of the Trust, which are comprised of the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) of the Trust. Expenses of the Trust, including the investment advisory fees, are accrued daily.

Net asset value of the Fund is computed by dividing the value of the Fund's proportionate interest in the net assets of the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) of the Fund divided by the total number of shares of the Fund outstanding at such time, rounded to the nearest cent. Expenses of the Fund, including the fees payable to the Distributor, are accrued daily.

     The per share net asset value of the Fund's Class B, Class C and Class D shares generally will be lower than the per share net asset value of the Class A shares reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares and the daily expense accruals of the account maintenance fees applicable with respect to Class D shares.

     Moreover, the per share net asset value of the Fund's Class B and Class C shares generally will be lower than the per share net asset value of its Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to the Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends or distributions, which will differ by approximately the amount of the expense accrual differential between the classes.

     Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or, lacking any sales, at the mean between closing bid and asked prices. Securities traded in the over-the-counter ("OTC") market are valued at the mean of the most recent bid and ask prices as obtained from one or more dealers that make markets in the securities. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the OTC market. Options on debt securities, which are traded on exchanges, are valued at the last asked price for options written and the last bid price for options purchased. Interest rate futures contracts and options thereon, which are traded on exchanges, are valued at their closing price at the close of such exchanges. The Trust employs certain pricing services, including Merrill Lynch Securities Pricing Service, an affiliate of Merrill Lynch, to provide securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. These procedures of the pricing services and their valuations are reviewed by the officers of the Trust under the general supervision of the Directors.

                             SHAREHOLDER SERVICES

     The Fund offers a number of shareholder services described below which are designed to facilitate investment in its shares. Full details as to each of such services and copies of the various plans described below can be obtained from the Fund, the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

     Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gains distributions.

     The statements will also show any other activity in the account since the preceding statement. Shareholders will receive separate transaction confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gains distributions. A shareholder may make additions to his Investment Account at any time by mailing a check directly to the Fund's Transfer Agent.

     Shareholders may also maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch brokerage account or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder's name will be opened automatically, without charge, at the Transfer Agent. Shareholders considering transferring their Class A or Class D shares from Merrill Lynch to another brokerage firm or financial institution should be aware that, if the firm to which the Class A or Class D shares are to be transferred will not take delivery of shares of the Fund, a shareholder either must redeem the Class A or Class D shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain an Investment Account at the Transfer Agent for those Class A or Class D shares. Shareholders interested in transferring their Class B or Class C shares from Merrill Lynch and who do not wish to have an Investment Account maintained for such shares at the Transfer Agent may request their new brokerage firm to maintain such shares in an account registered in the name of the brokerage firm for the benefit of the shareholder. If the new brokerage firm is willing to accommodate the shareholder in this manner, the shareholder must request that he or she be issued certificates for his shares, and then must turn the certificates over to the new firm for reregistration as described in the preceding sentence. Shareholders considering transferring a tax-deferred retirement account such as an individual retirement account from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

     Share certificates are issued only for full shares and only upon the specific request of the shareholder. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.

Automatic Investment Plans

     A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if an eligible Class A investor as described herein) or Class B, Class C or Class D shares at the applicable public offering price either through the shareholder's securities dealer or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Fund's Automatic Investment Plan. Under the Automatic Investment Plan, the Fund would be authorized through pre-authorized checks or automated clearing house debits of $50 or more to charge the regular bank account of the shareholder on a regular basis to provide systematic additions to the Investment Account of such shareholder. An investor whose shares of the Fund are held within a CMA(R) account may arrange to have periodic investments made in the Fund in amounts of $100 or more ($1 for retirement accounts) through the CMA(R) Automatic Investment Program.

Fee-Based Programs

     Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares, which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the conversion period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of such shares or the automatic exchange thereof to another class at net asset value, which may be shares of a Money Market Fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program's client agreement and from Merrill Lynch Investor Services at 1-800-MER-FUND (1-800-637-3863).

Automatic Dividend Reinvestment Plan

     Unless specific instructions to the contrary are given as to the method of payment of dividends and capital gains distributions, dividends and capital gains dividends will be reinvested automatically in additional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund, determined as of the close of business on the ex-dividend date of the dividend and capital gains distributions. Shareholders may elect in writing to receive their ordinary income or capital gains dividends in cash, in which event payment will be mailed or direct deposited on or about the payment date except that any dividend or capital gain dividends of less than $10 payable to an account maintained directly with the Fund's Transfer Agent will not be paid in cash, but will be reinvested in shares of the Fund.

     Shareholders may, at any time, elect to have subsequent dividends paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If the shareholder's account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

Systematic Withdrawal Plan

     A shareholder may elect to make systematic withdrawals from an Investment Account of Class A, Class B, Class C or Class D shares in the form of payments by check or through automatic payment by direct deposit to such shareholders bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

     At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value as determined as of the close of business of the NYSE (generally 4:00 p.m., New York City time) on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the following business day. The check for the withdrawal payment will be mailed, or the direct deposit of the withdrawal payment will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends and distributions on all shares in the Investment Account are reinvested automatically in Fund shares. A shareholder's systematic withdrawal plan may be terminated at any time, without charge or penalty, by the shareholder, the Fund, the Fund's Transfer Agent or the Distributor.

     Withdrawal payments generally should not be considered as dividends, yield or income. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors who maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

     Alternatively a shareholder whose shares are held within a CMA(R) or Retirement Account may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account five business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automatic Investment Program. For more information on the CMA(R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

     With respect to redemptions of Class B and Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the Systematic Withdrawal Plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a Systematic Withdrawal Plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares -- Deferred Charge Alternatives -- Class B and C Shares." Where the Systematic Withdrawal Plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the Systematic Withdrawal Plan will automatically be applied thereafter to Class D shares. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares -- Conversion of Class B Shares to Class D Shares". If an investor wishes to change the amount being withdrawn in a Systematic Withdrawal Plan the investor should contact his or her Financial Advisor.

Exchange Privilege

     U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other Select Pricing Funds and Summit Cash Reserves
Fund ("Summit"), a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of Class A, Class B, Class C and Class D shares of Select Pricing Funds. Under the Merrill Lynch Select Pricing (SM) System, Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second Select Pricing Fund if the shareholder holds any Class A shares of the second fund in his or her account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second Select Pricing Fund, and the shareholder does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class B, Class C and Class D shares will be exchangeable with shares of the same class of other Select Pricing Funds. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the Fund is "tacked" to the holding period of the newly acquired shares of the other fund as more fully described below. Class A, Class B, Class C and Class D shares also will be exchangeable for shares of certain Select Pricing Funds specifically designated below as available for exchange by holders of Class A, Class B, Class C or Class D shares. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege, and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

     Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A or Class D shares of other Select Pricing Funds or for Class A shares of Summit ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, Class A or Class D shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class D shares on which the dividend was paid. Based on this formula, Class A and Class D shares of the Fund generally may be exchanged into the Class A or Class D shares of the other Select Pricing Funds or into shares of Summit with a reduced or without a sales charge.

     In addition, each MLIM-advised mutual fund with Class B or Class C shares outstanding ("outstanding Class B or Class C shares") offers to exchange its Class B or Class C shares for Class B or Class C shares, respectively, of another Select Pricing Fund or for Class B shares of Summit ("new Class B or Class C shares") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's contingent deferred sales charge schedule if such schedule is higher than the contingent deferred sales charge schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the sales charge that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Small Cap Value Fund, Inc. after having held the Fund's Class B shares for two and a half years. The 2% sales charge that generally would apply to a redemption would not apply to the exchange. Two years later the investor may decide to redeem the Class B shares of Merrill Lynch Small Cap Value Fund, Inc. and receive cash. There will be no contingent deferred sales charge due on this redemption, since by "tacking" the two and a half year holding period of the Fund's Class B shares to the two year holding period for the Merrill Lynch Small Cap Value Fund, Inc. Class B shares, the investor will be deemed to have held the new Class B shares for more than four years.

     Exchanges for Shares of a Money Market Fund. Class A and Class D shares are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class D shares of Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs, for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

     Prior to October 12, 1998, exchanges from the Fund and other Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund will be subject to the CDSC schedule applicable to such Fund shares, if any. The holding period for those money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period. However the holding period for Class B or Class C shares of the Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

     Exchanges by Participants in the MFA Program. The exchange privilege is modified with respect to certain retirement plans which participate in the MFA Program. Such retirement plans may exchange Class B, Class C or Class D shares that have been held for at least one year for Class A shares of the same fund on the basis of relative net asset values in connection with the commencement of participation in the MFA Program, i.e., no CDSC will apply. The one year holding period does not apply to shares acquired through reinvestment of dividends. Upon termination of participation in the MFA Program, Class A shares will be re-exchanged for the class of shares originally held. For purposes of computing any CDSC that may be payable upon redemption of Class B or Class C shares so reacquired, or the Conversion Period for Class B shares so reacquired, the holding period for the Class A shares will be "tacked" to the holding period for the Class B or Class C shares originally held. The Fund's exchange privilege is also modified with respect to purchases of Class A and Class D shares by non-retirement plan investors under the MFA Program. First, the initial allocation of assets is made under the MFA Program. Then, any subsequent exchange under the MFA Program of Class A or Class D shares of a Select Pricing Fund for Class A or Class D shares of the Fund will be made solely on the basis of the relative net asset values of the shares being exchanged. Therefore, there will not be a charge for any difference between the sales charge previously paid on the shares of the other Select Pricing Fund and the sales charge payable on the shares of the Fund being acquired in the exchange under the MFA Program.

     Exercise of the Exchange Privilege. To exercise the exchange privilege, shareholders should contact their Merrill Lynch Financial Advisor, who will advise the Fund of the exchange. Before effecting an exchange, Shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made.

     Shareholders of the Fund, and shareholders of the other funds described above with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealers or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application.

     Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

     This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Retirement and Education Savings Plans

     Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. Merrill Lynch may charge an initial establishment fee and an annual custodial fee for each account. Information with respect to these plans is available upon request from Merrill Lynch.

     Any Retirement Plan which does not meet the qualifications to purchase Class A or Class D shares at net asset value may purchase Class B shares with a waiver of the CDSC upon redemption in the following circumstances. The CDSC is waived for any Eligible 401(k) Plan redeeming Class B shares. "Eligible 401(k) Plan" is defined as a retirement plan qualified under section 401(k) of the Code with a salary reduction feature offering a menu of investments to plan participants. CDSC is also waived for Class B redemptions from a 401(a) plan qualified under the Code, provided that each such plan has the same or an affiliated sponsoring employer as an Eligible 401(k) Plan purchasing Class B shares ("Eligible 401(a) Plan"). Other tax qualified retirement plans within the meaning of Section 401(a) and 403(b) of the Code which are provided specialized services (e.g, plans whose participants may direct on a daily basis their plan allocations among a menu of investments) by independent administration firms contracted through Merrill Lynch may also purchase Class B shares with a waiver of the CDSC. The CDSC is also waived for any Class B shares which are purchased by an Eligible 401(k) Plan or Eligible 401(a) Plan and are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC is also waived for shares purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Investors and held in such account at the time of redemption. The minimum initial and subsequent purchase requirements are waived in connection with all the above-referenced Retirement Plans.

Merrill Lynch Blueprint(SM) Program

     Class B shares of the Fund are offered to certain participants in the Merrill Lynch Blueprint (SM) Program ("Blueprint"). Blueprint is directed to small investors and participants in certain affinity groups such as trade associations and credit unions. Class B shares are offered through Blueprint only to members of certain affinity groups. The contingent deferred sales charge is waived for shareholders who are members of certain affinity groups at the time orders to purchase Class B shares are placed through Blueprint. However, services (including the exchange privilege) available to Class B shareholders through Blueprint may differ from those available to other Class B investors. Orders for purchases and redemptions of Class B shares may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100 with a $50 minimum for subsequent purchases through Blueprint. Minimum investment amounts are waived in connection with automatic investment plans for Blueprint participants. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint (SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

                              DIVIDENDS AND TAXES

Dividends

     The Fund intends to distribute substantially all of its net investment income monthly, if any. Dividends from such net income are declared daily immediately prior to the determination of the net asset value of the Fund on that day and are reinvested monthly in additional full and fractional shares of the Fund at net asset value unless the shareholder elects to receive such dividends in cash. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. The net investment income of the Fund for dividend purposes consists of the Fund's proportionate share of the interest and dividends earned on the Trust's portfolio securities, less expenses, in each case computed since the most recent determination of net asset value. Expenses of the Trust and the Fund, including the advisory fee and any account maintenance and/or distribution fees (if applicable), are accrued daily. Shares will accrue dividends as long as they are issued and outstanding. The per share dividends and distributions on Class B and Class C shares will be lower than the per share dividends and distributions on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable to the Class B and Class C shares. Similarly, the per share dividends and distributions on Class D shares will be lower than the per share dividends and distributions on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Determination of Net Asset Value" on page 48. Shares are issued and outstanding as of the settlement date of a purchase order to the settlement date of a redemption order.

     In order to avoid a four percent nondeductible excise tax, a regulated investment company must distribute to its shareholders during the calendar year an amount equal to 98% of the Fund's investment income, with certain adjustments, for such calendar year, plus 98% of the Fund's capital gain net income for the one-year period ending on October 31 of such calendar year. All net realized long- or short-term capital gains of the Fund, if any, including gains from option and futures contract transactions, are declared and distributed to the shareholders of the Fund annually after the close of the Fund's fiscal year.

     See "Shareholder Services -- Automatic Dividend Reinvestment Plan" on page 50 for information concerning the manner in which dividends and distributions may be automatically reinvested in shares of the Fund. Shareholders may elect in writing to receive any such dividends or distributions, or both, in cash. Dividends and distributions are taxable to shareholders as discussed below whether they are reinvested in shares of the Fund or received in cash.

Taxes

     The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986 (the "Code"). As long as it so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to Class A, Class B, Class C and Class D shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income. If in any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income will be taxed to the Fund at corporate rates.

     The Fund intends to distribute substantially all of its net investment income. Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses ("capital gain dividends") are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Dividends and distributions will be taxable to shareholders as ordinary income or capital gains, whether received in cash or reinvested in additional shares of the Fund. The Transfer Agent will send each shareholder a monthly dividend statement which will include the amount of dividends paid and identify whether such dividends represent ordinary income or capital gains.

     Upon sale or exchange of shares of the Fund, a shareholder will realize short- or long-term capital gain or loss, depending upon the shareholder's holding period in the Fund's shares. However, if a shareholder's holding period in his shares is six months or less, any capital loss realized from a sale or exchange of such shares must be treated as long-term capital loss to the extent of capital gains dividends received with respect to such shares. Dividends in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset).

     Shareholders should consult their tax advisors regarding the availability and effect of a certain tax election to mark-to-market shares of the Fund held on January 1, 2001. Capital gains or losses recognized by corporate shareholders are subject to tax at the ordinary income tax rates applicable to corporations. The new tax rates for capital gains described above apply to distributions of capital gain dividends by regulated investment companies ("RICs") such as the Fund as well as to sales and exchanges of shares in RICs such as the Fund.

     The Trust will invest in securities rated in the lower rating categories of nationally recognized rating organizations, in unrated securities of comparable quality (together with lower-rated securities, "junk bonds") and in high-yield Corporate Loans, as previously described. Some of these junk bonds and high-yield Corporate Loans may be purchased at a discount and may therefore cause the Trust to accrue and distribute income before amounts due under the obligations are paid. In addition, a portion of the interest payments on junk bonds and high-yield Corporate Loans may be treated as dividends for Federal income tax purposes; in such case, if the issuer of the junk bonds or high-yield Corporate Loans is a domestic corporation, dividend payments by the Trust and the Fund will be eligible for the dividends received deduction to the extent of the deemed dividend portion of such interest payments.

     The Trust may recognize interest attributable to it from holding zero coupon securities. Current federal law requires that, for most zero coupon securities, the Trust must accrue a portion of the discount at which the security was purchased as income each year even though the Trust receives no interest payment in cash on the security during the year. In addition, the Trust may invest in pay-in-kind securities on which payments of interest consist of securities rather than cash. As investment companies, the Trust and the Fund must pay out substantially all of their respective net investment income each year. Accordingly, the Trust may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Trust actually received. Such distributions will be made from the cash assets of the Trust or by sales of portfolio securities, if necessary. The Trust may realize a gain or loss from such sales.

     Dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisors concerning the applicability of the U.S. withholding tax.

     Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on reportable ordinary income dividends and capital gains dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom a certified taxpayer identification number is not on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalties of perjury that such number is correct and that he is not otherwise subject to backup withholding.

     Dividends and interest received by the Trust may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

     No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period of the converted Class B shares.

     If a shareholder exercises his exchange privilege within 90 days after the date such shares were acquired to acquire shares in a second Fund ("New Fund"), then the loss, if any, recognized on the exchange will be reduced (or the gain, if any, increased) to the extent the load charge paid to the Fund reduces any load charge such shareholder would have been required to pay on the acquisition of the New Fund shares in the absence of the exchange privilege. Instead, such load charge will be treated as an amount paid for the New Fund shares and will be included in the shareholder's basis for such shares.

     Under another provision of the Code, any dividend declared by the Fund to shareholders of record in October, November, or December of any year and made payable to shareholders of record in such a month will be deemed to have been received on December 31 of such year if actually paid during the following January.

     A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

     As indicated above, the Code imposes a 4% nondeductible excise tax on a regulated investment company, such as the Fund, if it does not distribute to its shareholders during the calendar year an amount equal to 98 percent of the Fund's investment company income, with certain adjustments, for such calendar year, plus 98 percent of the Fund's capital gain net income for the one-year period ending on October 31, of such calendar year. In addition, an amount equal to any undistributed investment company taxable income or capital gain net income from the previous calendar year must also be distributed to avoid the excise tax. While the Fund intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. The excise tax is imposed on the amount by which the regulated investment company does not meet the foregoing distribution requirements.

     Only dividends paid by the Fund which are attributable to dividends received by the Fund will qualify for the 70% dividends-received deduction for corporations. In addition, corporate shareholders must have held their shares in the Fund for more than 45 days to qualify for the deduction on dividends paid by the Fund. Because most of the income of the Fund will be interest income, rather than dividends on common or preferred stock, it is unlikely that any substantial proportion of its distributions will be eligible for the dividends-received deduction available for corporations under the Code.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations presently in effect. For the complete provisions, reference should be made to the pertinent sections of the Code and the Treasury Regulations promulgated thereunder. The Code and Regulations are subject to change by legislative or administrative action. Investors are urged to consult their attorneys or tax advisers regarding specific questions as to federal, foreign, state or local taxes.

     Ordinary income and capital gains dividends may also be subject to state and local taxes.

Tax Treatment of Transactions in Options on Debt Securities, Futures Contracts and Options Thereon

     The Trust may purchase and sell interest rate futures contracts and may write and purchase call and put options on such futures contracts and on certain debt securities. The Trust may write or purchase options which will be classified as "nonequity options" under the Code. Generally, gain and loss resulting from transactions in options on debt securities, as well as gain and loss from transactions in futures contracts and options thereon, will be treated as long-term capital gain or loss to the extent of 60% thereof and short-term capital gain or loss to the extent of 40% thereof (hereinafter "blended gain or loss"). In the case of the exercise or assignment of an option on a debt security, the premium paid or received by the Trust generally will adjust the gain or loss on disposition of the underlying security.

     Any option or futures contract held by the Trust on the last day of a fiscal year will be treated as sold for market value on that date, and gain or loss recognized as a result of such deemed sale will be blended gain or loss. The capital gains and losses of the Trust will be combined in each fiscal year to determine the capital gains and losses of the Trust, as described above.

     In addition, the Trust trading strategies may constitute "straddle" transactions with futures contracts, options thereon and options on debt securities. "Straddles" may affect the taxation of futures contracts and options, and may cause the postponement of recognition of losses incurred in certain closing transactions.

     The requirements for classification as a regulated investment company may restrict the Trust's ability to engage in certain options and futures contract transactions. The Trust has obtained a private letter ruling from the Internal Revenue Service providing the Trust with relief from certain provisions of the Code which might otherwise affect its ability to engage in such transactions.

                                PERFORMANCE DATA

     From time to time, the Fund may include its average annual total return and other total return data, as well as yield in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with a formula specified by the Commission and take into account the maximum applicable sales charge.

     Average annual total return quotations for the specified periods will be computed by finding the average annual compounded rates of return (based on net investment income and any realized or unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period as in the case of Class B and Class C shares and the maximum sales charge in the case of Class A and Class D shares.

     Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and non-recurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

     Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemptions.

     Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and non-recurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

     Dividends paid by the Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance and distribution fees and any incremental transfer agency costs relating to each class of shares will be borne exclusively by that class. The Fund will include performance data for all classes of shares of the Fund in any advertisement or information including performance data of the Fund.

     The Fund also may quote total return and aggregate total return performance data, both as a percentage and a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various specified time periods other than those noted below. Such data will be calculated substantially as described above, except that (1) the rates of return calculated will not be average annual rates, but rather, actual annual, annualized or aggregate rates of return, and (2) the maximum applicable sales charges will not be included with respect to actual annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average annual rates of return reflect compounding; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over longer periods of time.

     Yield quotations will be computed based on a 30-day period by dividing
(a) the net income based on the yield to maturity of each security held during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period. The yield for the 30-day period ending March 31, 2001 was 10.88% for Class A shares, 10.60% for Class B shares, 10.54% for Class C shares, and 10.65% for Class D shares.

     Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate, and an investor's shares, when redeemed, may be worth more or less than their original cost.

     On occasion, the Fund may compare its performance to the Standard & Poor's 500 Index, The Value Line Composite Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc., Money Magazine, U.S. News & World Report, Business Week, CDA Investment Technology, Inc., Forbes Magazine, Fortune Magazine or other industry publications. In addition, from time to time the Fund may include the Fund's risk-adjusted performance ratings assigned by Morningstar Publications, Inc. in advertising or supplemental sales literature.

     The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Trust's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's or the Trust's relative performance for any future period.

     Set forth below is total return information (before and after taxes) for Class A, Class B, Class C and Class D shares of the Fund for the periods indicated. Prior to September 1, 2000, the Fund was a stand-alone investment company.

                                             Class A Shares    Class B Shares   Class C Shares    Class D Shares
                                             --------------    --------------   --------------    --------------
                                                                Average Annual Total Return
                                                        (including maximum applicable sales charge)
One Year Ended March 31, 2002                        -5.41%            -5.76%            -3.15%           -5.65%
Inception (May 1, 1998) to March 31, 2002            -2.79%            -2.69%            -2.57%           -3.03%

                                                                Average Annual Total Return
                                                                 After Taxes on Dividends
                                                        (including maximum applicable sales charge)
One Year Ended March 31, 2002                        -9.21%            -9.41%            -6.78%           -9.35%
Inception (May 1, 1998) to March 31, 2002            -6.82%            -6.47%            -6.31%           -6.97%

                                                               Average Annual Total Return
                                                       After Taxes on Dividends and Redemptions
                                                       (including maximum applicable sales charge)
One Year Ended March 31, 2002                        -3.39%            -3.60%            -1.99%           -3.53%
Inception (May 1, 1998) to March 31, 2002            -4.04%            -3.84%            -3.73%           -4.18%



     In order to reflect the reduced sales charges, in the case of Class A or Class D shares, or the waiver of the CDSC, in the case of Class B or Class C shares, applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the contingent deferred sales charge and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses may be deducted.

                            ADDITIONAL INFORMATION

Organization of the Fund

     The Fund was organized as a Maryland corporation on March 13, 1998 and commenced operations on May 1, 1998.

Description of Shares

     The Fund is a "feeder" fund that invests in the Trust. Investors in the Fund have an indirect interest in the Trust. The Trust may accept investments from other feeder funds, and all of the feeders of the Trust bear the Trust's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Trust on more attractive terms, or could experience better performance, than another feeder.

     The authorized capital stock of the Fund consists of four hundred million (400,000,000) shares of Common Stock, having a par value $0.10 per share. The shares of Common Stock are divided into four classes, each consisting of one hundred million (100,000,000) shares, as follows: "Class A Common Stock," "Class B Common Stock," "Class C Common Stock" and "Class D Common Stock". Each of the Fund's shares has equal dividend, distribution, liquidation and voting rights, except that Class B, Class C and Class D Shares bear certain account maintenance expenses and/or expenses related to the distribution of such shares and have exclusive voting rights with respect to matters relating to such expenditures (except that Class B Shares have certain voting rights with respect to the Class D Distribution Plan). Each issued and outstanding share is entitled to one vote and to participate equally in dividends and distributions declared by the fund and in the net assets of the Fund upon liquidation or dissolution remaining after satisfaction of outstanding liabilities. The shares of the Fund, when issued, will be fully paid and nonassessable, have no preference, preemptive or similar rights, and will be freely transferable. Exchange and conversion rights are discussed elsewhere herein and in the Prospectus. Stock certificates will be issued by the Transfer Agent only on specific request. Certificates for fractional shares are not issued in any case. Holders of shares of the fund are entitled to redeem their shares as set forth under "Redemption of Shares." The Board of Directors of the Fund may classify and reclassify the unissued shares of the Fund into additional classes of Common Stock at a future date.

     Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to held meetings of shareholders unless under the Investment Company Act shareholders are required to act on any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent accountants. Voting rights for Directors are not cumulative. Shares issued are fully paid and nonassessable and have no preemptive rights. Each share is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities except that, as noted above, Class B, Class C and Class D shares bear certain additional expenses.

     The Manager provided the initial capital for the Fund by purchasing 10,000 shares for $100,000. Such shares were acquired for investment and can only be disposed of by redemption. The organizational expenses of the Fund (estimated at approximately $61,000) were paid by the Fund and will be amortized over a period not exceeding five years. The proceeds realized by the Investment Adviser upon the redemption of any of the shares initially purchased by it will be reduced by the proportional amount of the unamortized organizational expenses that the number of such initial shares being redeemed bears to the number of shares initially purchased.

     The Trust is organized as a Delaware business trust. Whenever the Trust holds a vote of its feeder funds, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by the Fund's shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Trust. The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

Independent Auditors

     Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund and the Trust. The selection of independent auditors is subject to approval by the non-interested Directors of the Fund and the Trust. The independent auditors are responsible for auditing the annual financial statements of the Fund and the Trust.

Accounting Services Provider

     State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey, 08540, provides certain accounting services to the Fund and the Trust.

Custodian

     State Street Bank and Trust Company (the "Custodian"), One Heritage Drive, North Quincy, Massachusetts 02171, acts as the Custodian of the Trust's assets and the Fund's assets. Under its contract with the Trust, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Trust to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Trust's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Trust's investments.

Transfer Agent

     Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund's Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "Management of the Fund -- Transfer Agency Services."

Distributor

     FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, acts as the Fund's Distributor. The Distributor is responsible for soliciting subscriptions and purchases of shares of the Fund.

Legal Counsel

     Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, is counsel for the Fund.

Reports to Shareholders

     The fiscal year of the Fund ends on March 31 of each year. The Fund sends to its shareholders at least quarterly, reports showing the Trust's portfolio and other information. An Annual Report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends and capital gains distributions.

Shareholder Inquiries

     Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth on the cover page of this Statement of Additional Information.

Additional Information

     The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

     Under a separate agreement, ML & Co. has granted the Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

     The following are known by the Fund to own of record 5% or more of the outstanding voting securities of the Fund as of June 28, 2002:

                 Name                        Address                  Percentage and Class
                 ----                        -------                  --------------------
EARL E PAYTON TTEE                 800 Scudders Mill Road                27.55% of Class D
ELMA C PAYTON TTEE                 Plainsboro, NJ 08536
U/A DTD 9/15/98 PAYTON
REVOCABLE FAMILY TRUST

DONALD L SANNEMAN AND              800 Scudders Mill Road                 6.32% of Class D
ALICE D SANNEMAN ATBE              Plainsboro, NJ 08536

MERRILL LYNCH TRUST CO., FSB       800 Scudders Mill Road                 5.55% of Class A
TTEE FBO(1)                        Plainsboro, NJ 08536

MERRILL LYNCH TRUST CO., FSB       800 Scudders Mill Road                16.10% of Class A
TTEE FBO(1)                        Plainsboro, NJ 08536



--------

(1) Represents ownership by pension, 401(k) or similar retirement plans. Merrill Lynch Trust Company is the record owner only. The underlying plan participants have the authority to vote and to dispose of the shares. To the knowledge of the Fund, no underlying plan participant is the beneficial owner of 5% or more of any class of shares of the Fund.

                              FINANCIAL STATEMENTS

     The Fund's and the Trust's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling
(800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                                                                    APPENDIX A

                     DESCRIPTION OF CORPORATE BOND RATINGS

Ratings of Corporate Bonds

Description of Corporate Bond Ratings of Moody's Investors Services, Inc.:

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered medium-grade obligations, i.e. , they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements: their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     The modifier 1 indicates that the bond ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its rating category.

Description of Corporate Bond Ratings of Standard & Poor's:

AAA Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

A Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB Bonds rated BB, B, CCC and CC are regarded, on balance, as predominantly speculative with respect to the
B issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates
CCC the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C The C rating is reserved for income bonds on which no interest is being paid.

D Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

NR Indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of bond as a matter of policy.

     Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                                      A-2